     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1998


                                                      REGISTRATION NO. 333-53025
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         HYPERTENSION DIAGNOSTICS, INC.
          (Name of small business issuer as specified in its charter)

          MINNESOTA                          3841                  41-1618036
  (State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number)     Identification
                                                                      No.)

            2915 WATERS ROAD, SUITE 108, EAGAN, MINNESOTA 55121-1562
                                 (612) 687-9999
         (Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)
                          GREG H. GUETTLER, PRESIDENT
                         HYPERTENSION DIAGNOSTICS, INC.
                          2915 WATERS ROAD, SUITE 108
                          EAGAN, MINNESOTA 55121-1562
                           TELEPHONE: (612) 687-9999
                           FACSIMILE: (612) 687-0485
           (Name, address and telephone number of agent for service)
                            ------------------------

                                   COPIES TO:

        GIRARD P. MILLER, ESQ.                    PHILIP T. COLTON, ESQ.
       Doherty, Rumble & Butler                     Maun & Simon, PLC
       Professional Association              2000 Midwest Plaza Building West
       3500 Fifth Street Towers                     801 Nicollet Mall
        150 South Fifth Street              Minneapolis, Minnesota 55402-2534
  Minneapolis, Minnesota 55402-4235             Telephone: (612) 904-7400
      Telephone: (612) 340-5555                 Facsimile: (612) 904-7424
      Facsimile: (612) 340-5584

                            ------------------------

 APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS
                   REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    THE SMALL BUSINESS ISSUER HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE SMALL BUSINESS ISSUER SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 20, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                2,500,000 UNITS

                    [HYPERTENSION DIAGNOSTICS-TM- INC. LOGO]

               EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK
                       AND ONE REDEEMABLE CLASS A WARRANT

    Hypertension Diagnostics, Inc. (the "Company") is offering 2,500,000 units (the "Offering"), each unit consisting of one share of Common Stock, $.01 par value (a "Share") and one redeemable Class A Warrant (a "Class A Warrant") at an initial public offering price of $4.125 per unit (a "Unit"). The Class A Warrants are immediately exercisable and, commencing 10 trading days after the Effective Date (as defined below), are separately transferable from the Shares. At any time until four years following the date that the Registration Statement relating to this Prospectus has been declared effective by the Securities and Exchange Commission (the "Effective Date"), each Class A Warrant entitles the holder to purchase one Share at an exercise price of $5.50 per Warrant, subject to adjustment. The Class A Warrants are subject to redemption by the Company for $.01 per Warrant at any time commencing 90 days after the Effective Date, provided that the closing bid price of the Shares exceeds $6.50 (subject to adjustment), for 14 consecutive trading days.

    No public market currently exists for the Company's securities. The initial offering price of the Units offered hereby has been arbitrarily determined by negotiations between the Company and the Underwriter. See "Underwriting." The Company has applied for listing of its Common Stock, Class A Warrants and Units on the Nasdaq SmallCap Market under the symbols, HDII, HDIIW and HDIIU, respectively.

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF
    RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY
     INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE
         "RISK FACTORS" COMMENCING ON PAGE 7 AND "DILUTION" ON PAGE 17.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                       PRICE TO                UNDERWRITING              PROCEEDS TO
                                                        PUBLIC                 DISCOUNT(1)              COMPANY(1)(2)
Per Unit.....................................           $4.125                    $0.35                     $3.77
Total (3)....................................        $10,312,500                 $876,563                 $9,435,937


(1) The Underwriter will purchase the Units from the Company at a discount equal to 8.5% of the total Price to Public. The Company has also agreed to pay the Underwriter a nonaccountable expense allowance equal to 2.5% of the total Price to Public, and has agreed to sell to the Underwriter, for nominal consideration, a five-year warrant to purchase up to 200,000 Units at an exercise price of $4.95 per Unit (the "Underwriter's Warrant"). The warrant component of the Units underlying the Underwriter's Warrant is exercisable at a price of $5.50 per share. In addition, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."


(2) Before deducting offering expenses payable by the Company, estimated at $225,000 (excluding the nonaccountable expense allowance referenced in Note 1 above).

(3) The Company has granted the Underwriter a 45-day option to purchase up to an aggregate of 375,000 additional Units solely to cover over-allotments, if any (the "Over-allotment Option"), at the per Unit Price to Public less the Underwriting Discount. If the Underwriter exercises the Over-allotment Option in full, the total Price to Public, Underwriting Discount and Proceeds to Company in the aggregate will be $11,859,375; $1,008,047 and $10,851,328, respectively. See "Underwriting."

    The Units are offered by the Underwriter subject to prior sale when, as and if, delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and to certain other conditions. It is expected that delivery of the certificates representing the Units will be made on or
about         , 1998, in Minneapolis, Minnesota.

                            [RJ STEICHEN & CO LOGO]

                 THE DATE OF THIS PROSPECTUS IS         , 1998

    The HDI/PULSEWAVE-TM- Model DO-2020 CardioVascular Profiling Instrument non-invasively measures the elasticity of both small and large arteries providing a real-time assessment of a patient's vascular health.

[Picture of a physician utilizing the     The HDI PULSEWAVE-TM- Model DO-2020 is
HDI/PULSEWAVE-TM- Cardio Vascular         designed for easy inclusion in routine
Profiling Instrument on a patient in a    examinations as a vascular screening
medical office]                           tool.

Utilizing a proprietary sensor, the HDI   [Picture of the HDI/PULSEWAVE-TM-
PULSEWAVE-TM- Model DO-2020 provides      Cardio Vascular Profiling Instrument
measurements of 14 cardiovascular         in the background and a sensor
parameters.                               attached to a human wrist in the
                                          foreground]

    THE HDI/PULSEWAVE-TM- MODEL DO-2020 HAS NOT RECEIVED CLEARANCE FOR MARKETING BY THE FDA AND THERE CAN BE NO ASSURANCE THAT IT WILL RECEIVE SUCH CLEARANCE.

CERTAIN PERSONS WHO PARTICIPATE IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, UNITS AND CLASS A WARRANTS, INCLUDING PURCHASES OF THE COMMON STOCK, UNITS AND CLASS A WARRANTS TO MAINTAIN THEIR MARKET PRICE OR PURCHASES TO COVER SOME OR ALL OF THE UNDERWRITER'S SHORT POSITION IN THE COMMON STOCK, UNITS AND CLASS A WARRANTS.

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES NO EXERCISE OF THE OVER-ALLOTMENT OPTION.

    THE FOLLOWING DISCUSSION CONTAINS VARIOUS FORWARD-LOOKING STATEMENTS, WHICH MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "MAY," "EXPECT," "ANTICIPATE," "ESTIMATE," "GOAL," "CONTINUE" OR OTHER COMPARABLE TERMINOLOGY. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES RELATING TO THE COMPANY'S FUTURE PERFORMANCE. ACTUAL RESULTS OR EVENTS MAY MATERIALLY DIFFER FROM THOSE INDICATED IN SUCH FORWARD-LOOKING STATEMENTS. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS AND ARE SPECIFICALLY DIRECTED TO REVIEW THE VARIOUS FACTORS IDENTIFIED UNDER THE CAPTION "RISK FACTORS" WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD-LOOKING STATEMENTS.

                                  THE COMPANY

    The Company is engaged in the design, development, assembly and marketing of a proprietary medical device that it believes will non-invasively detect subtle changes in the elasticity of large and small arteries. Vascular elasticity has been researched for many years and clinical studies suggest that a lack of arterial elasticity is an early indicator of cardiovascular disease. The present method for screening a patient for hypertension or potential cardiovascular diseases is the sphygmomanometer, or traditional blood pressure cuff, which provides the physician with very limited clinical information about the patient's vascular health. Additionally, while the aorta and large arteries can be visualized by various non-invasive techniques, such as radiology, magnetic resonance imaging ("MRI"), computerized tomography ("CT") scans and ultrasonography, the Company believes there is currently no clinical way to evaluate the elasticity of the small and very small arteries which appear to be the first to become altered in hypertension and other vascular diseases. For this reason, the Company developed an easy to use, non-invasive solution that could assess the status of these small blood vessels and provide a physician with information to assess an individual's risk for cardiovascular disease.

    The Company's HDI/PULSEWAVE-TM- CardioVascular Profiling Instrument (the "Product") was developed by two of the Company's founders and is based on a patented blood pressure waveform analysis methodology which has been tested on more than 2,500 patients and featured in approximately 30 peer-reviewed articles published in medical journals. This methodology consists of a computer algorithm that analyzes the diastolic portion of the arterial waveform by identifying the mathematical components of the pressure decay that can be introduced into a circulatory model to calculate the capacitive and reflective compliance of the arteries. The Company has developed two models of the Product: one for research purposes only (that is, not for screening, diagnosis, monitoring or determining treatment) (the "Model CR-2000"), which the Company is currently marketing, and one for primary care physicians and other health care professionals (the "Model DO-2020"), which requires Food and Drug Administration ("FDA") clearance to market. The Model DO-2020 provides quantitative measurements of 14 cardiovascular parameters that may provide clinically valuable information to physicians and researchers in screening individuals who may be at risk for future vascular disease and in monitoring the effectiveness of treatment of individuals with previously diagnosed vascular disease. The Company expects that the Model DO-2020 will eventually generate the majority of its revenues and early marketing efforts will be targeted in the United States.

    The Company believes that the Model DO-2020 can markedly improve the efficiency and cost-effectiveness of identifying and managing cardiovascular disease by primary care physicians and other health care professionals. By utilizing the Model DO-2020, physicians could identify for treatment those patients demonstrating a high risk for cardiovascular disease, as opposed to treating every patient who may merely possess one or more risk factors for cardiovascular disease. The Company plans to utilize a combination of direct and independent representatives, contract sales representatives and/or corporate partners in its marketing efforts.

    Physicians will be charged for each use of the Model DO-2020, as opposed to purchasing the equipment. The Company anticipates that marketing the Model DO-2020 in this fashion will encourage early and more rapid adoption of the Company's technology by minimizing the physician's capital cost and may provide the Company with a recurring stream of revenue. Each Model DO-2020 will come equipped with an internal modem designed to transmit the patient information to a central data management facility ("CDMF") being developed by the Company. The Company is designing the CDMF so that it may provide the physician with the ability to archive a data base of patient information that can be used to consistently monitor and analyze trends in patient treatment response.

    The Company commenced marketing of the Model CR-2000 worldwide for use in research by pharmaceutical companies, academic research centers, government research agencies and medical device manufacturers in April 1998. The medical research market is diverse, with pharmaceutical companies, the federal government and medical device manufacturers funding the vast majority of research. According to a March 1997 survey by the Pharmaceutical Research and Manufacturers of America (PhRMA), pharmaceutical companies spent an estimated $15 billion dollars in 1997 on research and development within the United States. As reported in Parexel's Pharmaceutical R&D Statistical Sourcebook
(1997), cardiovascular research and development costs were projected to be between $3.1 billion and $3.9 billion worldwide in 1997.

    More than one million Americans suffer a heart attack annually, and according to a 1997 release by the National Heart, Lung and Blood Institute, approximately 50 million adults in the United States have been diagnosed as suffering from hypertension, or high blood pressure. According to the Johns Hopkins White Papers on Hypertension (1998), an additional 30 million Americans are estimated to have "high-normal hypertension," defined as a blood pressure reading at or slightly above 130/85 mmHg. Within the United States health care industry, which is estimated at approximately $1 trillion by the United States Department of Health and Human Services (December 15, 1997), cardiovascular disease is expected to account for approximately $274 billion in 1998, with approximately $26 billion of that amount spent on physician and professional services according to American Heart Association estimates. Current American Medical Association ("AMA") estimates indicate that there are approximately 650,000 active physicians in the United States, of which the Company believes approximately 250,000 fall into its primary target market.

    The Company was incorporated in Minnesota on July 19, 1988. The Company maintains its office at 2915 Waters Road, Suite 108, Eagan, Minnesota 55121-1562 and its telephone number is (612) 687-9999.

                                  THE OFFERING

Securities Offered..........................  2,500,000 Units, each Unit consisting of one
                                              Share and one Class A Warrant, at an initial
                                              public offering price of $4.125 per Unit. Each
                                              Class A Warrant is immediately exercisable
                                              and, commencing 10 trading days after the
                                              Effective Date, is transferable separately
                                              from the Share. At any time until four years
                                              after the Effective Date, each Class A Warrant
                                              entitles the holder to purchase one Share at
                                              an exercise price of $5.50 per Warrant,
                                              subject to adjustment. The Company may redeem
                                              the Class A Warrants at $.01 per Warrant at
                                              any time 90 days after the Effective Date,
                                              provided that the closing bid price of the
                                              Shares exceeds $6.50 (subject to adjustment)
                                              for 14 consecutive trading days. Written
                                              notice must precede redemption by 30 days and
                                              must be sent within 10 business days of the 14
                                              consecutive trading day period.

Common Stock Outstanding:
  Before the Offering.......................  2,517,735 Shares(1)
  After the Offering........................  5,017,735 Shares(1)

Proposed Nasdaq SmallCap Market Symbols:
  Common Stock..............................  HDII
  Warrants..................................  HDIIW
  Units.....................................  HDIIU

Use of Proceeds.............................  Sales and marketing; inventory and equipment;
                                              wages and salaries; CDMF development; outside
                                              consultants; clinical trials and working
                                              capital.

------------------------


(1) Reflects 55,724 Shares issued pursuant to option exercises after March 31, 1998. Does not include: (i) 375,000 Units subject to the Underwriter's Over-allotment Option; (ii) 200,000 Units issuable upon exercise of the Underwriter's Warrant; (iii) 2,500,000 Shares issuable upon the exercise of the Class A Warrants; (iv) 311,500 Shares underlying options that have been granted to employees under the Company's 1995 Long-Term Incentive and Stock Option Plan (the "1995 Option Plan"); (v) 75,000 Shares underlying options that have been granted to the Company's independent directors; (vi) 1,075,275 Shares underlying options that have been granted to consultants and others; and (vii) 182,900 Shares underlying warrants issued to the Underwriter or current affiliates of the Underwriter in connection with prior private placements. See "Description of Securities--Stock Options and Warrants."

                             SUMMARY FINANCIAL DATA

    The following table summarizes certain data derived from the Company's audited financial statements as of June 30, 1996 and 1997, and for the years then ended, and unaudited financial statements as of March 31, 1998 and for the nine months ended March 31, 1997 and 1998. In the opinion of the Company's management, the unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair representation of the financial position and results of operations as of the dates and for the periods represented. The results of operations for the nine months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year. The summary financial data should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

STATEMENTS OF OPERATIONS DATA:

                                                                                                     PERIOD FROM
                                                                                                    JULY 19, 1988
                                                                                NINE MONTHS          (INCEPTION)
                                                  YEAR ENDED JUNE 30,         ENDED MARCH 31,            TO
                                                ------------------------  ------------------------    MARCH 31,
                                                   1996         1997         1997         1998          1998
                                                -----------  -----------  -----------  -----------  -------------
Operating expenses:
  Research and development....................  $   564,012  $   526,352  $   483,062  $   255,787  $   1,550,372
  General and administrative..................      201,604      426,818      300,186      623,383      1,554,285
Other income, net.............................       51,531       81,198       64,724       45,700        137,101
                                                -----------  -----------  -----------  -----------  -------------
  Net loss and deficit accumulated during the
    development stage.........................  $  (714,085) $  (871,972) $  (718,524) $  (833,470) $  (2,967,556)
                                                -----------  -----------  -----------  -----------  -------------
                                                -----------  -----------  -----------  -----------  -------------
Net loss per Share--basic and diluted.........        $(.57)       $(.44)       $(.37)       $(.41)
Weighted average Shares outstanding...........    1,248,634    1,962,011    1,962,011    2,050,407

BALANCE SHEET DATA:

                                                                                            MARCH 31, 1998
                                                                                     -----------------------------
                                                                      JUNE 30, 1997     ACTUAL      AS ADJUSTED(1)
                                                                      -------------  -------------  --------------
Cash and cash equivalents...........................................  $   1,198,778  $   1,569,245   $ 10,522,369
Total assets........................................................      1,213,705      1,730,695     10,683,819
Total liabilities...................................................          4,551         44,730         44,730
Deficit accumulated during the development stage....................     (2,134,086)    (2,967,556)    (2,967,556)
Total shareholders' equity..........................................      1,209,154      1,685,965     10,639,089

------------------------


(1) As adjusted for the sale of the Units offered hereby and the anticipated application of the net proceeds therefrom. Does not include: (i) 375,000 Units subject to the Underwriter's Over-allotment Option; (ii) 200,000 Units issuable upon exercise of the Underwriter's Warrant; (iii) 2,500,000 Shares issuable upon the exercise of the Class A Warrants; (iv) 317,500 Shares underlying options that have been granted to employees under the 1995 Option Plan (6,000 of which options were exercised after March 31, 1998); (v) 75,000 Shares underlying options that have been granted to the Company's independent directors; (vi) 1,124,999 Shares underlying options that have been granted to consultants and others (49,724 of which options were exercised after March 31, 1998); and (vii) 182,900 Shares underlying warrants issued to the Underwriter or current affiliates of the Underwriter in connection with prior private placements. See "Description of Securities--Stock Options and Warrants."

                                  RISK FACTORS

    THE SECURITIES OFFERED BY THIS PROSPECTUS ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK OF LOSS AND IMMEDIATE SUBSTANTIAL DILUTION. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS AND CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS. THE COMPANY WISHES TO CAUTION PROSPECTIVE INVESTORS THAT THE FOLLOWING FACTORS, AMONG OTHERS, COULD IN THE FUTURE AFFECT THE COMPANY'S ACTUAL OPERATING RESULTS, AND THAT SUCH RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY. THE ORDER IN WHICH SUCH FACTORS APPEAR BELOW SHOULD NOT BE CONSTRUED TO INDICATE THEIR RELATIVE IMPORTANCE OR PRIORITY.

    DEVELOPMENT STAGE COMPANY; SUBSTANTIAL ANTICIPATED FUTURE LOSSES. The Company is a development stage company that until April 1998 has been engaged primarily in research, design, development and commercialization of the Company's Product. While the Company has developed a commercial version of the Model CR-2000 and a version of the Model DO-2020 that is presently undergoing clinical testing, the Company has only since April 1998 commenced marketing efforts for the Model CR-2000 and has not yet generated any revenues. The Company expects to continue to incur substantial net operating losses as clinical testing, research and development, sales and marketing activities and operations continue. Marketing of the Model DO-2020 to primary care physicians and other health care professionals in the United States cannot begin until it has received FDA clearance, which may not occur for several years, if ever. The Company believes that marketing of the Company's Model CR-2000, intended for research purposes only (that is, not for screening, diagnosis, monitoring or determining treatment), does not require FDA clearance. There is no assurance that either the Model CR-2000 or the Model DO-2020 will ever generate any revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors--Lack of FDA Clearance for Product."

    HISTORY OF OPERATING LOSSES; UNCERTAINTY AS A GOING CONCERN. As of March 31, 1998, the Company had a deficit accumulated during the development stage of $(2,967,556). The Company has not yet generated any revenues. The Company's independent auditors included an explanatory paragraph in their report on the Company's financial statements indicating that such deficit accumulated during the development stage raises substantial doubt as to the Company's ability to continue as a going concern. The likelihood of the success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in connection with development stage businesses and the competitive environment in which the Company will operate. The Company's ability to achieve profitability is dependent in large part on obtaining FDA clearance for its Model DO-2020, the availability of third party reimbursement, gaining market acceptance of its Product, establishing distribution channels and developing the capacity to manufacture and sell its Product successfully. There can be no assurance that the Company will successfully market either model of its Product or operate profitably. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    LIMITED FINANCIAL RESOURCES; NEED FOR ADDITIONAL FINANCING. The Company's ability to execute its business strategy depends to a significant degree on its ability to obtain substantial equity capital and other financing. The Company's business strategy requires a large capital outlay for equipment which is to be placed in a physician's office without charge. Consequently, the Company will necessarily build up and maintain an inventory of equipment before the Company will know whether its business strategy will be successful. The proceeds of the Offering are expected to be sufficient to fund the Company's operations through the next 18 to 24 months. Although the Company estimates that the proceeds from the Offering will be sufficient to allow initial marketing of both models of the Company's Product, no assurance of such can be given. Any unforeseen contingencies, including, but not limited to, delays in FDA clearance of the Model DO-2020, unanticipated expenses or delays in CDMF development, unavailability of third party reimbursement, delays or limited market acceptance, delays in establishment of distribution channels, shortage of components or delays in manufacturing may impede the Company's initial marketing efforts. If the proceeds of the Offering are not sufficient to achieve initial marketing of both models of the Company's Product, the Company will be required to seek additional funds through another offering of the

Company's equity securities or by incurring indebtedness. If additional funds are required, there can be no assurance that any additional funds will be available on terms acceptable to the Company or its security holders, or at all, or that any future capital that is available will be raised on terms that are not dilutive to investors in the Offering. The Company's business plan and financing needs are subject to change depending on, among other things, market conditions, business opportunities and cash flow from operations, if any. See "Business."

    LACK OF FDA CLEARANCE FOR PRODUCT.  The Company produces two models of its
Product: the Model CR-2000 and the Model DO-2020. The Company expects that the Model DO-2020 will eventually generate the majority of its revenues. The Company believes that the Model CR-2000 does not need either FDA clearance or approval prior to marketing to research institutions for research use only. However, the FDA could disagree with the Company's position and require a 510(k) Pre-Market Notification ("510(k) Application") or Pre-Market Approval ("PMA") submission for the Model CR-2000, which, if pursued, may not be cleared or approved, or if cleared or approved, may contain significant limitations on the intended uses for which the Product is marketed. In contrast, the Company's Model DO-2020 will be regulated by the FDA as a medical device and will need FDA clearance or approval prior to being marketed in the United States. Clearance for marketing of the Company's Model DO-2020 has not been received from the FDA and the Company will be unable to market the Model DO-2020 in the United States until such clearance is obtained. The Company has submitted a 510(k) Application to the FDA. However, the FDA may decide that one or more of the proposed claims or indications for use of the Model DO-2020 cannot be cleared by means of the 510(k) process. In that case, the FDA might require that the Company seek approval for such claims or indications by means of a PMA submission which could delay using such claims or indications for marketing purposes by several months or even years.

    The process of obtaining FDA clearance or approval can be lengthy and could require additional clinical testing and expenditure of financial and other substantial resources. The timing of the FDA clearance or approval process is unpredictable and there can be no assurance that the Company's 510(k) Application for marketing the Model DO-2020 will ultimately receive FDA clearance. FDA clearance and/ or approval, if granted, may include significant limitations on the intended uses for which a product may be marketed. FDA enforcement policy strictly prohibits the promotion of cleared or approved medical devices for non-approved or "off-label" uses. In addition, product clearances may be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. Failure to receive necessary regulatory clearances or approvals or a lengthy approval process would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Government Regulation."

    UNCERTAINTY OF THIRD-PARTY REIMBURSEMENT. The Company's financial performance will depend in large part on the extent to which reimbursement for the cost of medical products and services will be available from government health administration authorities, private health coverage insurers and other payer organizations, if at all. No third-party payer has yet approved reimbursement for use of the Company's Model DO-2020. Significant uncertainty exists as to the pricing, availability of distribution channels and reimbursement status of new medical products, and there can be no assurance that adequate third-party reimbursement will be available for the Model DO-2020. In certain foreign markets, pricing or profitability of health care products is subject to government control. Inability of the Company to obtain third-party reimbursement for the Product would have a material adverse effect on the Company. See "Business--Reimbursement."

    NEW PRODUCT; UNCERTAINTY OF MARKET ACCEPTANCE OF PRODUCT OR MEDICAL APPLICATION OF TECHNOLOGY. The Company's financial performance will depend in large part upon FDA clearance of the Model DO-2020 and the extent to which the respective models of the Product are accepted by researchers (Model CR-2000) as useful, and by physicians (Model DO-2020) as effective, reliable and safe for use in screening, diagnosing and monitoring the treatment of patients with vascular disease. If the Model

DO-2020 does not achieve market acceptance due to lack of appropriate third-party reimbursement, FDA clearance, acceptance of test data as reliable and beneficial, operational problems with the CDMF or any other factors which prohibit acceptance by physicians, the Company will likely be required to cease operations. The Company is unable to predict how quickly or how broadly either model of its Product will be accepted by the market, if at all, or if accepted, what the demand for them could be. Achieving market acceptance will require the Company to educate the marketplace about the anticipated benefits associated with the use of the Company's Product and may also require the Company to obtain and disseminate additional data acceptable to the medical community as evidence of such benefits. Because the Company's Product represents a new approach for evaluating vascular disease, there may be a greater reluctance to accept the Company's Product than would occur with products utilizing more traditional technologies or methods of diagnosis, resulting in longer sales cycles and slower revenue growth than currently anticipated. There can be no assurance that the Company will be successful in educating the marketplace about its Product or that available data concerning these benefits will create a demand by the medical community for the Company's Product. Furthermore, the Company's Product will be substantially more expensive to operate than the traditional blood pressure testing instrument, the sphygmomanometer. There can be no assurance that physicians will utilize the Model DO-2020 once installed, or that the Company's services will be profitable to or become generally accepted by such physicians. In addition, the Company's Product is premised on the medical assumption that a loss of arterial elasticity is an indicator for the early onset of cardiovascular disease. While the Company believes, based on its clinical studies, that the loss of arterial elasticity is an indicator for the early onset of cardiovascular disease, there can be no assurance that the Company's claims will be accepted by the medical community. See "Business--Marketing Strategy."

    LACK OF DEVELOPMENT OF CENTRAL DATA MANAGEMENT FACILITY. An integral component of the Model DO-2020 is a fully operational CDMF. Each Model DO-2020 will be equipped with an internal modem designed to transmit patient profiles to the CDMF via a dedicated, toll-free telephone number. The Company has a working version of the CDMF, but it has only limited communication and storage capability, sufficient only to conduct FDA clinical trials. The Company estimates that the design and development of a CDMF capable of handling multiple simultaneous physician transmissions integrated with the Company's tracking, billing and production systems, and capable of storing several hundred thousand patient records will require approximately $750,000 to complete. There can be no assurance that the actual cost of developing a full scale CDMF will not exceed such estimated amount. In addition, once a full scale CDMF is developed, the Company will be required to hire additional personnel to operate the CDMF. The Company is currently developing a full scale CDMF; however, should CDMF completion be delayed, the Company's efforts to market the DO-2020 will also be delayed and the Company would be materially adversely affected. See "Business--CardioVascular Profile Reports."

    LACK OF MANUFACTURING EXPERIENCE; DEPENDENCE ON THIRD-PARTY
MANUFACTURERS. To date, the Company has relied on independent contractors and consultants for manufacturing of both models of the Product. For the Company to be financially successful, it must manufacture its products in accordance with strict regulatory requirements, in commercial quantities, at appropriate quality levels and at acceptable costs. To date, the Company's Product has been manufactured in limited quantities and not on a commercial scale. As a result, there can be no assurance that the Company will not encounter difficulties in obtaining reliable and affordable contract manufacturing assistance and/or in scaling up manufacturing capabilities, including problems involving production yields, per-unit manufacturing costs, quality control, component supply and shortages of qualified manufacturing personnel. In addition, there can be no assurance that the Company will not encounter problems relating to integration of components if changes are made in the present models' configuration. Any such difficulties could result in the inability of the Company to satisfy any customer demand for its Product in a cost-effective manner and would likely have a material adverse effect on the Company. See "Business--Production."

    SINGLE SOURCE OF SUPPLY OF SENSOR AND OTHER COMPONENTS. The Company currently obtains its proprietary arterial pulse pressure sensor (the "Sensor"), an integral component of the Company's

Product, from a single source. The Company has a manufacturing services agreement with Apollo Research Corp., the sole supplier of the Sensor. Disruption or termination of this relationship could have a material adverse effect on the Company's operations. While the Company has no reason to believe that this relationship will be disrupted or terminated, the inability to obtain sufficient quantities of the Sensor meeting its standards of reliability, accuracy and performance or the need to develop alternative sources in a timely and cost effective manner, if and as required in the future, would adversely affect the Company's operations until new sources of the Sensor become available, if at all. In addition, while the Sensor utilized in prototypes of the Product has performed reliably, there is no assurance that reliable Sensors will be available on a large-scale commercial basis. Should the Company be unable to obtain an adequate supply of Sensors or other components meeting its standards of reliability, accuracy and performance, the Company would be materially adversely affected, including delays due to the unavailability of Products to sell, delays in obtaining FDA clearance of the Model DO-2020 and new patent applications. See "Business--Production."

    COMPETITION. Competition from medical devices which are used to screen, diagnose and monitor the treatment of patients with cardiovascular disease is intense and likely to increase. The Company competes with manufacturers of, for example, non-invasive blood pressure monitoring equipment and instruments, and may compete with manufacturers of other non-invasive devices. In addition, the Model DO-2020 will also compete with traditional blood pressure testing by means of a standard sphygmomanometer which is substantially less expensive than the Company's Product. Many of the Company's competitors and potential competitors have substantially greater capital resources, name recognition, research and development experience and extensive regulatory, manufacturing and marketing capabilities. Many of these competitors offer well established, broad product lines and ancillary services not offered by the Company. Some of the Company's competitors have long-term or preferential supply arrangements with physicians and hospitals which may act as a barrier to market entry for the Company's Product. In addition, other large health care companies or medical instrument firms may enter the non-invasive vascular product market in the future. Competing companies may succeed in developing products that are more efficacious or less costly than any that may be produced by the Company, and such companies also may be more successful than the Company in producing and marketing such products or their existing products. Competing companies may also introduce competitive pricing pressures that may adversely affect the Company's sales levels and margins. As a result, there can be no assurance that the Company will be able to compete successfully with existing or new competitors. See "Business--Competition."

    DEPENDENCE ON SINGLE PRODUCT; MODEL DO-2020 PRICING STRUCTURE NOT YET DETERMINED. The Company's success is dependent upon the marketing of the Model CR-2000 and the Model DO-2020 versions of the Product. The Company expects that the Model DO-2020 will eventually generate the majority of its revenues. No assurance can be given that the Company will be able to successfully develop any additional products. In addition, the Company has not yet finalized the pricing structure for the Model DO-2020. While the Company intends to offer the Model DO-2020 at terms that it believes will be competitive in the market, higher than expected manufacturing, marketing and distribution costs or competitive forces, may force the Company to raise or lower its price or alter its terms in a manner which has a material and adverse effect on the Company. See "Business--The Product."

    GOVERNMENT REGULATION. The Company's research, manufacturing, marketing and distribution of its Product in the United States and other countries are subject to extensive regulation by numerous governmental authorities including, but not limited to, the FDA. The FDA administers the Federal Food, Drug, and Cosmetic Act (the "FDC Act"). Under the FDC Act, medical devices generally must receive FDA clearance through the Section 510(k) Application process or through the more lengthy PMA process before they can be marketed in the United States. The process of obtaining FDA and other required regulatory clearances or approvals can be lengthy and has required, and will continue to require, the expenditure of substantial resources of the Company. Manufacturing of the Company's medical device products is subject to extensive regulatory requirements administered by the FDA and other regulatory bodies. The Company and its contract design and manufacturing firms must be found in compliance with the Quality System Regulation ("QSR") required by the FDA. FDA inspections can be conducted at any time. Failure to comply with the QSR and other regulatory requirements could, among other things, result in fines, suspensions or withdrawals of regulatory clearances or approvals, product recalls, product seizures, suspension of manufacturing, operating restrictions and criminal prosecution. Furthermore, changes in existing regulations or adoption of new regulations or policies could prevent the Company from obtaining, or affect the timing of, future regulatory clearances or approvals. There can be no assurance that the Company will be able to obtain necessary regulatory clearances or approvals on a timely basis or at all. Delays in receipt of or failure to receive such clearances or approvals, or failure to comply with existing or future regulatory requirements, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Government Regulation."

    COMPLIANCE WITH FOREIGN REGULATORY REQUIREMENTS. As a part of its marketing strategy, the Company intends to pursue commercialization of its Product in international markets. The Company's Product is subject to regulations that vary from country to country. The process of obtaining foreign regulatory approvals in certain countries can be lengthy and require the expenditure of substantial resources. Until FDA clearance or approval is obtained for the Model DO-2020, it also must comply with the export requirements of the FDC Act before they can be exported. There can be no assurance that the Company will be able to meet FDC Act requirements or obtain necessary foreign regulatory clearances or approvals for the Product on a timely basis or at all, and delays in receipt of or failure to receive such clearances or approvals, or failure to comply with existing or future regulatory requirements, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-- Government Regulation."

    LACK OF ESTABLISHED SALES/DISTRIBUTION CHANNELS. The Company commenced marketing of the Model CR-2000 in April 1998, and currently has a limited sales force. The Company has not yet developed a distribution system for either of its models. There can be no assurance that the Company will be able to develop an effective sales force with the requisite knowledge and skill to fully exploit the sales potential of the Company's Product or be able to establish distribution channels to promote market acceptance of, and create demand for, the Company's Product. Even if the Company enters into an agreement with distributors, there can be no assurance that such distributors will devote the resources necessary to provide effective sales and promotion support to the Company's Product. The Company's ability to expand Product sales will depend in large part on its ability to develop relationships with distributors who are willing to devote the resources necessary to provide such effective sales and promotional support and to educate and train a sales force and the medical community. There can be no assurance that the Company will be able to accomplish these objectives. There is also no assurance that the Company's financial condition will allow it to withstand long sales cycles for its Model DO-2020. See "Business--Marketing Strategy."

    RAPID TECHNOLOGICAL CHANGE. The medical device market is characterized by intensive development efforts and rapidly advancing technology. Success of the Company will depend, in large part, upon its ability to anticipate and keep pace with advancing technology and competitive innovations. There can be no assurance that the Company and its personnel will be successful in identifying, developing and marketing new products or enhancing its existing Product. In addition, there can be no assurance that new products or alternative diagnostic techniques will not be developed that will render the Company's current or planned products obsolete or inferior. Rapid technological development by competitors may result in the Company's Product becoming obsolete before the Company recovers a significant portion of the research, development and commercialization expenses incurred with respect to such Product.

    PRODUCT LIABILITY EXPOSURE; LIMITED INSURANCE COVERAGE. The Company faces an inherent business risk of exposure to product liability claims in the event that the use of its Product is alleged to have resulted in adverse effects. The Company has obtained a general liability insurance policy that will also cover product liability claims, if any. There can be no assurance that liability claims will not be excluded from such policies, will not exceed the coverage limits of such policies, or that such insurance will continue to be available on commercially reasonable terms or at all. Consequently, a product liability claim or other claim with respect to uninsured liabilities or in excess of insured liabilities would have a material adverse effect on the Company's business, financial condition and results of operations.

    UNCERTAINTY OF HEALTH CARE REFORM. The levels of revenue and profitability of medical device companies may be affected by the efforts of government and third party payers to contain or reduce the costs of health care through various means. In the United States there have been, and the Company expects that there will continue to be, a number of federal, state and private proposals to control health care costs. These proposals may contain measures intended to control public and private spending on health care as well as to provide universal public access to the health care system. If enacted, these proposals may result in a substantial restructuring of the health care delivery system. Significant changes in the nation's health care system are likely to have a substantial impact over time on the manner in which the Company conducts its business and could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Government Regulation."

    MANAGEMENT OF GROWTH. The execution of its business plan will likely place increasing demands on the Company's existing management and operations. The Company's future growth and profitability will depend on its ability to successfully attract, train, motivate, manage and retain new employees and to continue to improve its operational, financial and management information systems. There can be no assurance that the Company will be able to effectively manage any expansion of its business. Management's inability to manage its growth effectively could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Employees and Consultants" and "Management."

    DEPENDENCE ON KEY PERSONNEL; NEED FOR ADDITIONAL PERSONNEL. The Company is highly dependent on a limited number of key management and technical personnel, particularly its President, Greg H. Guettler, and its Executive Vice President and Chief Technology Officer, Charles F. Chesney, D.V.M., Ph.D., R.A.C. The Company does not have key-person life insurance on either Mr. Guettler or Dr. Chesney. The Company has entered into a one year employment agreement with Mr. Guettler that automatically extends for an additional year unless either party gives written notice of the nonextension by a specified date. The employment agreement contains certain confidentiality obligations and a one-year covenant not to compete. There can be no assurance that Minnesota or other state courts will enforce such provision, either partially or in its entirety. In October 1995, the Company entered into a five-year employment agreement with Dr. Chesney which contains certain confidentiality obligations. The Company's future success will depend on its ability to attract and retain highly qualified personnel. The Company competes for such personnel with other companies, academic institutions, government entities and other organizations. There can be no assurance that the Company will be successful in hiring or retaining such qualified personnel. The loss of key personnel or an inability to hire or retain qualified personnel could have an adverse effect on the Company's business, financial condition and results of operations. See "Business-- Employees and Consultants" and "Management."

    UNCERTAIN ABILITY TO PROTECT PROPRIETARY TECHNOLOGY. The Company's success depends, and will continue to depend, in part, on its ability to maintain patent protection for its products and processes, and to preserve its trade secrets and to operate without infringing the property rights of third parties. The Company is the exclusive assignee for one issued United States patent and has obtained the exclusive rights to commercialize inventions (on a worldwide basis) described by three other United States patents issued to the Regents of the University of Minnesota (the "University"). The above four patents relate to the Company's blood pressure waveform analysis procedures, its cardiovascular profiling technology, the non-invasive determination of cardiac output and overall technology and operation of the Product. The license from the University expires with the term of these patents (currently expected to be in 2012). Patent applications regarding one or more of these United States issued patents are currently pending in Japan as well as in Germany, France and the United Kingdom. The Company has three other patent applications that were submitted regarding certain other aspects and components of the Product. There is no assurance that these patents will be issued. Besides seeking patents, the Company intends to rely to the fullest extent possible on certain trade secrets, on proprietary "know-how," and on its ongoing endeavors involving product improvement and enhancement. The validity and breadth of claims coverage in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. No assurance can be given that the Company's current patent and licenses will provide a competitive advantage, that the pending applications will result in patents being issued, or that competitors of the Company will not design around any patents or licenses issued to the Company. Furthermore, there can be no assurance that the Company's non-disclosure agreements and invention assignment agreements will protect its proprietary information and know-how or provide adequate remedies for the Company in the event of unauthorized use or disclosure of such information, or that others will not be able to develop such information independently. There can be no assurance that allegations of infringement of the proprietary rights of third parties will not be made, or that if made such allegations would not be sustained if litigated. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Litigation may be necessary to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company, to defend the Company against claimed infringement of the rights of others or to determine the ownership, scope or validity of the proprietary rights of the Company and others. Any such claims may require the Company to incur substantial litigation expenses and to divert substantial time and effort of management personnel. An adverse determination in litigation involving the proprietary rights of others could subject the Company to significant liabilities to third parties, could require the Company to seek licenses from third parties, and could prevent the Company from manufacturing, selling or using its Product. The occurrence of such litigation or the effect of an adverse determination in any such litigation could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Patents and Proprietary Technology" and "--University of Minnesota Research and License Agreement."

    CONTROL BY MANAGEMENT. Upon completion of the Offering, the officers and directors of the Company as a group will beneficially own 16.4% of the Company's outstanding Shares and they will be in a position to influence the outcome of shareholder votes, including the election of directors. See "Management" and "Principal Shareholders."

    DILUTION. Investors will experience an immediate substantial dilution of approximately $1.99 per Share (48%) in the net tangible book value per Share. The dilution experienced by investors will be even more substantial in the event that outstanding options or warrants to purchase Shares are exercised. See "Dilution."

    SHARES ELIGIBLE FOR FUTURE SALE. Sales of significant amounts of Shares in the public market or the perception that such sales may occur could adversely affect the market price of the Company's securities or the future ability of the Company to raise capital through an offering of its equity securities. Of the 5,017,735 Shares outstanding upon completion of the Offering, the 2,500,000 Shares component of the Units offered hereby will be eligible for immediate sale in the public market without restriction with the exception of Shares held by "affiliates" of the Company within the meaning of Rule 144 under the Securities Act. Of the 2,517,735 Shares presently outstanding, 306,557 Shares are held by officers, directors or 5% shareholders, of which 100% are subject to an agreement in favor of the Underwriter (a "Lock Up Agreement") providing that the shareholder will not sell, grant any option for the sale of, or otherwise dispose of any equity securities of the Company for 180 days after the Effective Date. Of the remaining 2,211,178 Shares, an additional 825,500 Shares are subject to Lock Up Agreements; however, the Underwriter has requested and the Company has agreed to use its best efforts to attempt to obtain Lock Up Agreements on the remaining 1,385,678 Shares. There is no assurance that the Company will be able to obtain Lock Up Agreements on all of these Shares. Of the remaining 1,385,678 Shares, all such Shares will be eligible for resale in the open market immediately under Rule 144(k).

    ARBITRARY OFFERING PRICE; NO PRIOR PUBLIC MARKET; POTENTIAL LIQUIDITY PROBLEMS. The initial offering price of the Units and the Warrant exercise price have been arbitrarily determined by negotiation between the Company and the Underwriter. The initial offering price and the Warrant exercise price bear no relationship to the Company's assets, book value, earnings, net worth or other recognized criteria of value. Prior to the Offering, there has been no public market for the Company's securities. Although the Company has applied for listing of the Company's securities on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") SmallCap Market, there can be no assurance that an active public market will develop or be sustained. If the Company fails to satisfy the Nasdaq requirements to maintain listing on Nasdaq in the future, the Company's securities will likely be quoted in the over-the-counter market in the so-called "pink sheets" or the OTC Bulletin Board. Consequently, an investor would find it more difficult to trade the Company's securities. In addition, if the Company is unable to maintain the Nasdaq requirements for continued listing, the securities would be subject to the rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") relating to "penny stocks." These rules require brokers who sell securities subject to such rules to persons other than established customers and "institutional accredited investors" to complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning the risks of trading in the security. Consequently, these rules may restrict the ability of brokers to sell the securities and may affect the ability of purchasers in the Offering to sell their securities in the secondary market. In addition, regardless of where the Company's securities are traded, there can be no assurance that purchasers will be able to resell the Units at the Price to Public, or at any price. See "Underwriting."

    FLUCTUATIONS IN FINANCIAL RESULTS; VOLATILITY OF MARKET PRICE. Factors such as variations in the Company's revenues, earnings and cash flow, ability to meet market expectations, status of the FDA clearance process, availability of Product components, market acceptance, changes in price, terms or product mix, changes in manufacturing costs or the introduction of new products by the Company or competitors could cause fluctuations in the Company's quarterly financial results and the market price of the Company's securities following the Offering. Until the Company receives FDA clearance, the Company's inability to market the Model DO-2020 will adversely affect the Company's financial results which may have an adverse effect on the market price of its securities. There can be no assurance that the Company will ever generate significant revenues or that the Company's revenues or income will ever improve on a quarterly basis or that any improvements from quarter to quarter will be indicative of future performance. In addition, the Company's expenses are based in part on expectations of future revenues. As a result, expenses may not match revenues on a quarterly basis, and a delay in future revenues would adversely affect the Company's operating results. In addition, the stock markets have experienced price and volume fluctuations, resulting in change in the market prices of the stocks of many companies which may not have been directly related to the operating performance of these companies. Such broad market fluctuations may adversely affect the market price of the Company's securities following the Offering.

    ANTI-TAKEOVER CONSIDERATIONS. The Company's Articles of Incorporation provide that the authorized and unissued capital stock of the Company includes 5,000,000 undesignated preferred shares. The Board of Directors, without any action by the Company's shareholders is authorized to designate and issue the undesignated preferred shares in such classes or series as it deems appropriate, and to establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. No shares of preferred stock or other senior equity securities are currently designated and there is no current plan to designate or issue any such securities. The issuance of such shares may deprive current shareholders of the ability to sell their shares at a premium over any market price or adversely affect the voting power and other rights of holders of Common Stock.

    At the Company's special meeting of shareholders held on May 22, 1998, the Company's shareholders approved certain amendments to the Company's Articles of Incorporation and Bylaws which (a) classify the Board of Directors into three classes, each of which member would serve (after a transitional period) for a staggered three year term; (b) provide that directors may be removed for cause with the vote of the holders of a majority of the then outstanding shares entitled to vote or other than for cause with the vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; (c) provide that any new director elected to fill a vacancy on the Board shall serve for the remainder of the full term of the class in which the vacancy occurred rather than until the next meeting of shareholders; and (d) require an 80% shareholder vote requirement to alter, amend or repeal the foregoing provisions of the Articles or Bylaws. Such amendments could have the effect of discouraging an attempt to acquire control of the Company and limit the price of the Company's securities. See "Description of Securities--Minnesota Anti-Takeover Law" and "Management."

    NO CASH DIVIDENDS. The Company has never paid cash dividends and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. It is anticipated that profits, if any, received from operations will be devoted to the Company's future operations. In addition, the Company may be prohibited by future loan covenants from the payment of dividends. Investors who anticipate a need for immediate income from their investment should not purchase the Units. See "Dividend Policy."

    CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS; POSSIBLE REDEMPTION OF WARRANTS. Purchasers of Units will be able to exercise the Class A Warrants only if a current prospectus relating to the Shares underlying the Class A Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Class A Warrants reside. Although the Company will use its best efforts to (i) maintain the effectiveness of a current prospectus covering the Shares underlying the Class A Warrants and (ii) maintain the registration of such Shares under the securities laws of the states in which the Company initially qualifies the Units for sale in the Offering, there can be no assurance that the Company will be able to do so. The Company will be unable to issue Shares to those persons desiring to exercise their Class A Warrants if a current prospectus covering the Shares issuable upon the exercise of the Class A Warrants is not kept effective or if such Shares are not qualified nor exempt from qualification in the states in which the holders of the Warrants reside.

    The Class A Warrants are subject to redemption at any time by the Company at $.01 per Warrant commencing 90 days after the Effective Date if the closing bid price of the Shares exceeds $6.50 (subject to adjustment) for 14 consecutive trading days. Written notice must precede redemption by 30 days and must be sent within 10 business days of the 14 consecutive trading day period. In addition, a current prospectus covering the Shares issuable upon exercise of the Class A Warrants must then be effective under the Securities Act. If the Class A Warrants are redeemed, Warrant holders will lose their right to exercise the Warrants except during such 30 day redemption period. Redemption of the Class A Warrants could force the holders to exercise the Class A Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Class A Warrants at the then market price or accept the redemption price, which likely would be substantially less than the market value of the Class A Warrants at the time of redemption.

    DISCRETION OF BOARD TO REALLOCATE THE PROCEEDS. The Company intends to use the net proceeds from the Offering for the purposes and in the amounts described in "Use of Proceeds." The Company's estimates of its allocation of the net proceeds of the Offering are based upon the current state of its business operations, its current plans and current economic and industry conditions. These estimates are subject to change based on material factors such as unanticipated levels and types of competition, adverse market trends and new business opportunities. Thus, the Board will have broad discretion to make material changes in the allocation of the proceeds. See "Use of Proceeds."

    LIMITATIONS ON DIRECTOR LIABILITY. The Company's Articles of Incorporation provide, as permitted by governing Minnesota law, that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. This provision may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on behalf of the Company against a director. See "Management--Indemnification of Directors and Officers."

                                USE OF PROCEEDS

    The net proceeds to the Company from the Offering are estimated to be approximately $8,953,124 after deduction of the Underwriting Discount, the Underwriter's nonaccountable expense allowance and estimated expenses of the Offering payable by the Company. This would increase to approximately $10,329,843 if the Over-allotment Option is exercised in full. There is no assurance that such Over-allotment Option will be exercised. The Company intends to use the net proceeds from the Offering, assuming no exercise of the Over-allotment Option, in the following approximate amounts:

                                                              AMOUNT OF NET  PERCENTAGE OF NET
                                                                PROCEEDS         PROCEEDS
                                                              -------------  -----------------
Sales and marketing.........................................   $ 3,100,000            34.6%
Inventory and equipment.....................................     2,100,000            23.4
Wages and salaries..........................................     1,350,000            15.1
CDMF development............................................       750,000             8.4
Outside consultants.........................................       580,000             6.5
Clinical trials.............................................        80,000             0.9
Working capital.............................................       993,124            11.1
                                                              -------------          -----
    Total...................................................   $ 8,953,124           100.0%
                                                              -------------          -----
                                                              -------------          -----

    Additional information regarding each of the above categories is set forth below:

    SALES AND MARKETING--To establish a domestic and international Product distribution network (direct and indirect), domestic physician education programs, domestic marketing, advertising and public relations programs and additional market research.

    INVENTORY AND EQUIPMENT--To produce the Model DO-2020 and the Model CR-2000.

    WAGES AND SALARIES--To compensate the Company's current workforce and approximately 10 planned additions.

    CDMF DEVELOPMENT--To develop a CDMF capable of handling multiple simultaneous physician transmissions and storing several hundred thousand patient records and to integrate it with the Company's tracking, billing and production systems.

    OUTSIDE CONSULTANTS--To maintain consultant relationships with third-party reimbursement consultants; marketing consultants; Product design, development and engineering consultants and regulatory affairs consultants.

    CLINICAL TRIALS--To complete the Company's clinical trial phase for the Model DO-2020. The amount required for clinical trials may increase substantially if delays are encountered in FDA clearance or a PMA submission is required.

    WORKING CAPITAL--To provide for working capital and other general corporate purposes to support the Company's growth.

    The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Offering, based upon the current state of its business operations, its current plans and current economic and industry conditions. These estimates are subject to change based upon material factors such as unanticipated levels and types of competition, adverse market trends and new business opportunities. Any material revisions in the allocation of proceeds will be made at the discretion of the Board. The Company believes the net proceeds from the Offering will be sufficient to meet the Company's capital needs through the next 18 to 24 months. Pending the use of the proceeds of the Offering, the Company intends to invest the proceeds in short-term, high quality, interest-bearing instruments. If the Underwriter exercises the Over-allotment Option in full, the Company will realize additional net proceeds of $1,376,719. Such additional net proceeds will be added to the Company's working capital.

                                    DILUTION

    The net tangible book value of the Company as of March 31, 1998 was $1,682,851 or approximately $.680 per Share. "Net tangible book value" represents the amount of tangible assets less all liabilities. Without giving effect to any other changes in net tangible book value after March 31, 1998, other than to give effect to (i) the sale of the Units offered hereby (assuming the entire offering price of the Units is allocated to the Shares and no exercise of the Over-allotment Option), and (ii) the application of the estimated net proceeds therefrom, the net tangible book value of the Company as of March 31, 1998 would have been $10,635,975, or $2.140 per Share. This represents an immediate increase in net tangible book value of $1.460 per Share to existing shareholders and an immediate dilution in net tangible book value of $1.985 per Share (48%) to new investors in this Offering, as illustrated by the following table:

Initial public offering price per Share.............................             $   4.125
  Net tangible book value per Share at March 31, 1998...............  $    .680
  Increase in net tangible book value per Share attributable to new
    investors.......................................................      1.460
                                                                      ---------
Pro forma net tangible book value per Share after Offering..........                 2.140
                                                                                 ---------
Dilution in net tangible book value per Share to new investors(1)...             $   1.985
                                                                                 ---------
                                                                                 ---------

------------------------

(1) The dilution in net tangible book value per Share to new investors, assuming the Over-allotment Option is fully exercised, would be $1.875.

    The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of Shares purchased from the Company, the total cash consideration paid, and the average cash consideration paid per Share (assuming the entire offering price of the Units is allocated to the Shares).

                                                                                   TOTAL CASH
                                                    SHARES PURCHASED(1)        CONSIDERATION PAID       AVERAGE CASH
                                                  -----------------------  --------------------------   CONSIDERATION
                                                    NUMBER      PERCENT       AMOUNT        PERCENT    PAID PER SHARE
                                                  ----------  -----------  -------------  -----------  ---------------
Existing Shareholders...........................   2,517,735        50.2%  $   4,880,946        32.1%     $   1.939
New Investors...................................   2,500,000        49.8      10,312,500        67.9%     $   4.125
                                                  ----------       -----   -------------       -----
    Total.......................................   5,017,735       100.0%  $  15,193,446       100.0%
                                                  ----------       -----   -------------       -----
                                                  ----------       -----   -------------       -----

------------------------


(1) Does not include: (i) 375,000 Units subject to the Underwriter's Over-allotment Option; (ii) 200,000 Units issuable upon exercise of the Underwriter's Warrant; (iii) 2,500,000 Shares issuable upon the exercise of the Class A Warrants; (iv) 317,500 Shares underlying options that have been granted to employees under the 1995 Option Plan (6,000 of which options were exercised after March 31, 1998); (v) 75,000 Shares underlying options that have been granted to the Company's independent directors; (vi) 1,124,999 Shares underlying options that have been granted to consultants and others (49,724 of which options were exercised after March 31, 1998); and (vii) 182,900 Shares underlying warrants issued to the Underwriter or current affiliates of the Underwriter in connection with prior private placements. See "Description of Securities--Stock Options and Warrants."


                                DIVIDEND POLICY

    The Company has not declared or paid any cash dividends on its Shares since its inception, and the Board of Directors presently intends to retain all earnings, if any, for use in the Company's business for the foreseeable future. Any future determination as to declaration and payment of dividends will be made at the discretion of the Board of Directors. In addition, the Company may be prohibited by future loan covenants from the payment of dividends.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of March 31, 1998, and as adjusted to give effect to the receipt of net proceeds from sale of the Units offered hereby.

                                                                                            MARCH 31, 1998
                                                                                     -----------------------------
                                                                                        ACTUAL      AS ADJUSTED(1)
                                                                                     -------------  --------------
Total liabilities..................................................................  $      44,730   $     44,730

Shareholders' equity:
  Common stock, $.01 par value: 25,000,000 Shares authorized; 2,462,011 Shares issued and outstanding (actual); and 4,962,011 Shares issued and outstanding
    (as adjusted)..................................................................         24,620         49,620
  Additional paid-in capital.......................................................      4,628,901     13,557,025
  Deficit accumulated during the development stage.................................     (2,967,556)    (2,967,556)
                                                                                     -------------  --------------
        Total shareholders' equity.................................................      1,685,965     10,639,089
                                                                                     -------------  --------------
        Total liabilities and shareholders' equity.................................  $   1,730,695   $ 10,683,819
                                                                                     -------------  --------------
                                                                                     -------------  --------------

------------------------


(1) As adjusted for the sale of the Units offered hereby and the anticipated application of the net proceeds therefrom. Does not include: (i) 375,000 Units subject to the Underwriter's Over-allotment Option; (ii) 200,000 Units issuable upon exercise of the Underwriter's Warrant; (iii) 2,500,000 Shares issuable upon the exercise of the Class A Warrants; (iv) 317,500 Shares underlying options that have been granted to employees under the 1995 Option Plan (6,000 of which options were exercised after March 31, 1998); (v) 75,000 Shares underlying options that have been granted to the Company's independent directors; (vi) 1,124,999 Shares underlying options that have been granted to consultants and others (49,724 of which options were exercised after March 31, 1998); and (vii) 182,900 Shares underlying warrants issued to the Underwriter or current affiliates of the Underwriter in connection with prior private placements. See "Description of Securities--Stock Options and Warrants."

                            SELECTED FINANCIAL DATA

    The following selected financial data of the Company have been derived from the Company's audited financial statements as of June 30, 1996 and 1997, and for the years then ended, and from the Company's unaudited financial statements as of March 31, 1998 and for the nine months ended March 31, 1997 and 1998. The data set forth below should be read in conjunction with the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

SELECTED STATEMENTS OF OPERATIONS DATA:

                                                                                                     PERIOD FROM
                                                                                                    JULY 19, 1988
                                                                                NINE MONTHS          (INCEPTION)
                                                  YEAR ENDED JUNE 30,         ENDED MARCH 31,            TO
                                                ------------------------  ------------------------    MARCH 31,
                                                   1996         1997         1997         1998          1998
                                                -----------  -----------  -----------  -----------  -------------
Operating expenses:
  Research and development....................  $   564,012  $   526,352  $   483,062  $   255,787  $   1,550,372
  General and administrative..................      201,604      426,818      300,186      623,383      1,554,285
Other income, net.............................       51,531       81,198       64,724       45,700        137,101
                                                -----------  -----------  -----------  -----------  -------------
  Net loss and deficit accumulated during the
    development stage.........................  $  (714,085) $  (871,972) $  (718,524) $  (833,470) $  (2,967,556)
                                                -----------  -----------  -----------  -----------  -------------
                                                -----------  -----------  -----------  -----------  -------------
Net loss per Share--basic and diluted.........        $(.57)       $(.44)       $(.37)       $(.41)
Weighted average Shares outstanding...........    1,248,634    1,962,011    1,962,011    2,050,407

SELECTED BALANCE SHEET DATA:

                                                                                     JUNE 30, 1997  MARCH 31, 1998
                                                                                     -------------  --------------
Cash and cash equivalents..........................................................  $   1,198,778   $  1,569,245
Total assets.......................................................................      1,213,705      1,730,695
Total liabilities..................................................................          4,551         44,730
Deficit accumulated during the development stage...................................     (2,134,086)    (2,967,556)
Total shareholders' equity.........................................................      1,209,154      1,685,965

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION CONTAINS FORWARD LOOKING STATEMENTS. FUTURE OPERATING RESULTS ARE SUBJECT TO FLUCTUATIONS NOT WITHIN THE CONTROL OF THE COMPANY. THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE COMPANY'S FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THE PROSPECTUS, THE RISK FACTORS SECTION OF THIS PROSPECTUS AND THE OTHER INFORMATION CONTAINED IN THE PROSPECTUS.

OVERVIEW

    The Company was founded in July 1988 to develop its blood pressure waveform analysis technology into a clinically acceptable, non-invasive method for conducting cardiovascular profiling. From inception, the majority of the Company's efforts have been focused on incorporating this technology into an instrument that is intended to allow physicians to reliably and effectively screen, diagnose and monitor the treatment of patients with vascular disease. While the Company has developed and tested commercial models of the Product and in April 1998 commenced marketing the Model CR-2000 for research use only, it has not sold any of its Product and expects to incur substantial net operating losses until it achieves a significant level of revenue following FDA clearance to market the Model DO-2020.

    The Company plans to market two models: the Model CR-2000 and the Model DO-2020. Management believes that the Model CR-2000, intended for research use only (that is, not for screening, diagnosis, monitoring or determining treatment), does not require FDA clearance to market, and marketing activities have commenced. The Model DO-2020, intended for use by physicians to screen, diagnose and monitor the treatment of patients with vascular disease, is an FDA regulated medical device. Although a 510(k) Application has been submitted to the FDA, the Company will be unable to market the Model DO-2020 in the United States until FDA clearance to market is obtained. At a later date, the Company intends to pursue foreign registrations and approvals that will allow marketing of a similar product in foreign markets.

    The Company is the sole assignee of one issued United States patent and has obtained the exclusive rights to commercialize inventions, on a worldwide basis, described by three other United States patents issued to the University of Minnesota. These four patents relate to the Company's blood pressure waveform analysis procedures, its cardiovascular profiling technology, the non-invasive determination of cardiac output and the overall technology and operation of the Company's Products. The Company has the right to grant sub-licenses to produce products and provide services based on the technology. The Company has three other patent applications that were submitted regarding certain other aspects and components of the Product. There is no assurance that these patents will be issued.

DEVELOPMENT STAGE RESULTS OF OPERATIONS

    The Company is a development stage company and is not presently generating any revenues. There can be no assurance that the Company will ever be able to generate revenues, attain or maintain profitable operations or successfully implement its business plan or its current development opportunities. As of March 31, 1998, the Company had a deficit accumulated during the development stage of $(2,967,556), attributable primarily to research and development and general and administrative expenses. Until it is able to generate significant revenues from its activities, the Company expects to continue to incur operating losses.

FISCAL YEAR ENDED JUNE 30, 1996 COMPARED TO FISCAL YEAR ENDED JUNE 30, 1997

    Operating expenses for the fiscal year ended June 30, 1996 were $765,616 compared to $953,170 for the fiscal year ended June 30, 1997. Approximately 74% of the $765,616 and 55% of the $953,170 total operating expenses were related to research and development expenses. A further breakdown of research and development expenses is as follows:

                                                                       FISCAL YEAR ENDED
                                                                  ----------------------------
                                                                  JUNE 30, 1996  JUNE 30, 1997
                                                                  -------------  -------------
Design and development of prototype devices.....................   $   214,038    $   425,988
Recognized compensation cost for value of stock options granted
  in lieu of cash compensation..................................       349,974        100,364
                                                                  -------------  -------------
    Total research and development expenses.....................   $   564,012    $   526,352
                                                                  -------------  -------------
                                                                  -------------  -------------

    In May 1996, the Company secured the services of a contract design engineering firm for the design, development and integration of all of the components necessary to fabricate and manufacture the Product. In coordination with this firm, the Company completed a pilot production run to evaluate the design and functionality of hardware components from a manufacturing and user standpoint. For the fiscal years ended June 30, 1996 and June 30, 1997, respectively, approximately 62% of the $214,038 and 81% of the $425,988 were paid to this contract design engineering firm.

    The following is a summary of the major categories included in general and administrative expenses:

                                                                       FISCAL YEAR ENDED
                                                                  ----------------------------
                                                                  JUNE 30, 1996  JUNE 30, 1997
                                                                  -------------  -------------
Wages and related expenses......................................   $    84,548    $   176,045
Patent expenses.................................................        21,012         21,019
Outside consultants.............................................        31,295        133,663
Insurance--general and health...................................         5,107         26,008
Travel..........................................................         4,785          4,689
Other--miscellaneous............................................        54,857         65,394
                                                                  -------------  -------------
    Total general and administrative expenses...................   $   201,604    $   426,818
                                                                  -------------  -------------
                                                                  -------------  -------------

    For the periods shown above, the Company added two new employees, one in May 1996 and one in July 1996.

    Interest income was $53,237 and $81,198 for the fiscal years ended June 30, 1996 and June 30, 1997, respectively. Private placements of the Company's Shares yielded net proceeds of approximately $2,431,000 in the fiscal year ended June 30, 1996.

    Net loss was $(714,085) and $(871,972) for the fiscal years ended June 30, 1996 and June 30, 1997, respectively. For the fiscal year ended June 30, 1996, basic and dilutive net loss per Share was $(.57), based on weighted average Shares outstanding of 1,248,634. For the fiscal year ended June 30, 1997, basic and dilutive net loss per Share was $(.44), based on weighted average Shares outstanding of 1,962,011.

NINE MONTHS ENDED MARCH 31, 1997 COMPARED TO NINE MONTHS ENDED MARCH 31, 1998

    Operating expenses for the nine months ended March 31, 1997 were $783,248 compared to $879,170 for the nine months ended March 31, 1998. Approximately 62% of the $783,248 and 29% of the $879,170
total operating expenses were related to research and development expenses. A further breakdown of research and development expenses is as follows:

                                                                     NINE MONTHS ENDED
                                                               ------------------------------
                                                               MARCH 31, 1997  MARCH 31, 1998
                                                               --------------  --------------
Design and development of prototype devices..................    $  407,789      $  168,454
Recognized compensation cost for value of stock options
  granted in lieu of cash compensation.......................        75,273          87,333
                                                               --------------  --------------
    Total research and development expenses..................    $  483,062      $  255,787
                                                               --------------  --------------
                                                               --------------  --------------

    For the nine months ended March 31, 1997 and March 31, 1998, respectively, approximately 84% of the $407,789 and 30% of the $168,454 were paid to the Company's outside contract design engineering firm.

    The following is a summary of the major categories included in general and administrative expenses:

                                                                     NINE MONTHS ENDED
                                                               ------------------------------
                                                               MARCH 31, 1997  MARCH 31, 1998
                                                               --------------  --------------
Wages and related expenses...................................    $  129,722      $  262,096
Patent expenses..............................................        13,637          24,209
Outside consultants..........................................       102,559         110,221
Rent--building and utilities.................................        --              32,037
Insurance--general and health................................        23,179          22,561
Travel.......................................................         1,426           8,559
Legal and accounting.........................................         3,400          83,813
Other--miscellaneous.........................................        26,263          79,887
                                                               --------------  --------------
    Total general and administrative expenses................    $  300,186      $  623,383
                                                               --------------  --------------
                                                               --------------  --------------

    The Company's number of employees increased from three in the nine months ended March 31, 1997 to five in the nine months ended March 31, 1998. In September 1997, the Company hired its President, Greg H. Guettler. Effective November 1997, the Company leased approximately 6,900 square feet of commercial office and light assembly space in Eagan, Minnesota.

    Interest income was $64,724 and $45,700 for the nine months ended March 31, 1997 and March 31, 1998, respectively. Private placements of the Company's Shares yielded net proceeds of approximately $1,223,000 in the nine months ended March 31, 1998.

    Net loss was $(718,524) and $(833,470) for the nine months ended March 31, 1997 and March 31, 1998, respectively. For the nine months ended March 31, 1997, basic and dilutive net loss per Share was $(.37), based on weighted average Shares outstanding of 1,962,011. For the nine months ended March 31, 1998, basic and dilutive net loss per Share was $(.41), based on weighted average Shares outstanding of 2,050,407.

LIQUIDITY AND CAPITAL RESOURCES

    Cash and cash equivalents had a net decrease of $781,514 from June 30, 1996 to June 30, 1997. The significant elements of this change were as follows: CASH USED IN OPERATING ACTIVITIES--net loss, as adjusted for non-cash items, of $(761,983); decrease in accounts payable of $18,989. From June 30, 1997 to March 31, 1998, cash and cash equivalents had a net increase of $370,467. The significant elements of this change were as follows: CASH USED IN OPERATING ACTIVITIES--net loss, as adjusted for non-cash items, of $(737,546); increase in prepaid expenses--$31,287; increase in other assets--$36,640; increase in accounts payable--$40,179; CASH USED IN INVESTING ACTIVITIES--purchase of property and equipment--$87,487; CASH PROVIDED BY FINANCING ACTIVITIES--issuance of Shares--$1,222,948.

    The Company estimates that the net proceeds of the Offering should satisfy its cash requirements for 18 to 24 months. The Company's business plan and financing needs are subject to change depending on, among other things, market conditions, timing of the receipt of clearance from the FDA to market the Model DO-2020, business opportunities and cash flow from operations. See "Risk Factors--Limited Financial Resources; Need for Additional Financing" and "Use of Proceeds."

    Pending application of the net proceeds, such proceeds will be invested in short-term, high quality, interest-bearing instruments.

    In addition to the net proceeds to be derived from the sale of the Units, the Company may derive over a period of time up to $13,750,000 from the exercise of the Class A Warrants included in the Units. At any time until four years after the Effective Date, each Class A Warrant entitles the holder to purchase one Share at an exercise price of $5.50 per Warrant, subject to adjustment. The Class A Warrants are subject to redemption by the Company for $.01 per Warrant at any time commencing 90 days after the Effective Date, provided that the closing bid price of the Shares exceeds $6.50 (subject to adjustment) for 14 consecutive days. Written notice must precede redemption by 30 days and must be sent within 10 business days of the 14 consecutive trading day period. Any amounts, if any, that the Company derives from the exercise of such Class A Warrants will be used in connection with the Company's development opportunities, business plan activities and/or working capital requirements.

POTENTIAL IMPACT OF YEAR 2000

    The Company has considered the potential impact of the year 2000 for its internal information systems, external integration problems and its current Product. The Company believes that its internal information systems and current Product are either year 2000 compliant or will be so prior to the year 2000 without incurring substantial costs. There can be no assurance, however, that the Company will not experience unexpected costs and delays in achieving year 2000 compliance for its internal information systems, external integration problems and its current Product, which could result in a material adverse effect on the Company's future results of operations.

                                    BUSINESS

INTRODUCTION

    The Company is engaged in the design, development, assembly and marketing of a proprietary medical device that it believes will non-invasively detect subtle changes in the elasticity of large and small arteries. Vascular compliance or elasticity has been researched for many years and clinical studies suggest that a lack of arterial elasticity is an early indicator of vascular disease. The Company has developed two models of the Product: one for research purposes only (that is, not for screening, diagnosis, monitoring or determining treatment) (the "Model CR-2000"), which the Company is currently marketing, and one for primary care physicians and other health care professionals (the "Model DO-2020"), which will require FDA clearance to market. The Model DO-2020 provides quantitative measurements of 14 cardiovascular parameters, which the Company believes will provide clinically valuable information to physicians and researchers in screening individuals who may be at risk for future vascular disease and in monitoring the effectiveness of treatment of individuals with previously diagnosed vascular disease. The Company expects that the Model DO-2020 will eventually generate the majority of its revenues.

BACKGROUND AND GENERAL INFORMATION

    VASCULAR DISEASE

    Disease of the blood vessels (vascular disease) is the leading cause of death and a primary cause of heart attacks and strokes in the United States. Vascular disease can manifest itself in many ways: hypertension, coronary artery disease, peripheral artery disease, atherosclerosis, aneurysm, stroke, kidney failure and retinopathy. According to a Fall 1997 memo by the National Heart, Lung and Blood Institute, 58 million Americans have some form of cardiovascular disease. Hypertension is the leading cardiovascular disease. Coronary artery disease affects 13.9 million Americans and is the nation's number one killer. Stroke is ranked number three. According to a 1997 release by the National Heart, Lung and Blood Institute, approximately 50 million Americans (approximately 28% of the adult population in the United States) have been diagnosed as suffering from hypertension, typically defined as a blood pressure greater than 140 millimeters of mercury ("mmHg") systolic pressure and/or greater than 90 mmHg diastolic pressure, with nearly 75% of those (37.5 million) not properly treated for the condition and thus facing significantly increased risk for heart and kidney disease and strokes. According to the Johns Hopkins White Papers on Hypertension (1998), an additional 30 million Americans are estimated to have "high-normal hypertension" (sometimes referred to as "borderline hypertension"), defined as a blood pressure reading at or slightly above 130/85 mmHg. These individuals are twice as likely to develop hypertension and they have a greater risk of cardiovascular events than people with lower blood pressure. In fact, high-normal blood pressure is so common in the United States that the majority of cardiovascular events attributable to high blood pressure occur in people who demonstrate this condition.

    Hypertension can easily go undetected and has been called the "silent killer" because it usually produces no symptoms until after it seriously damages the heart, kidneys, brain or some other organ. According to the Archives of Internal Medicine (March 24, 1997), high blood pressure is of particular concern to older adults, as levels increase with age, and is present in more than half of Americans age 60 or older. The seriousness of this problem increases as the population grows older because individuals with sustained high blood pressure have an increased overall death rate from stroke, heart attack and kidney disease.

    Hypertension is a deadly disease that damages both large and small arteries, leading to pathological changes in the tissues or organs supplied by these damaged arteries, and accelerating the development of atherosclerosis (the formation of plaque and the accumulation of fatty deposits lining the walls of the artery which affect blood flow) in large blood vessels, and the arteries supplying blood to the brain, heart, kidneys and legs. Atherosclerotic plaques can cause mini-strokes (transient ischemic attacks) due to diminished blood flow (ischemia) to parts of the brain; angina from partly obstructed coronary arteries; or pain in the leg muscles when walking, a result of poor blood supply to the legs (peripheral arterial disease).

Blood clots, which tend to occur at the sites of atherosclerotic narrowing, can totally block a vessel and cause a stroke or heart attack.

       [ILLUSTRATION OF THREE CROSS-SECTIONS OF THE ARTERY WHICH SHOWS A
      NORMAL ELASTIC ARTERY, AN ARTERY AT EARLY STAGES OF ATHEROSCLEROSIS
             AND AN ARTERY AT AN ADVANCED STAGE OF ATHEROSCLEROSIS]

    AN ARTERY IS MADE UP OF THREE LAYERS. THE INNER LINING OF THE VESSEL WALL (CLOSEST TO THE BLOOD) IS ONLY AS THICK AS A SINGLE CELL AND IS PARTICULARLY SMOOTH TO ALLOW BLOOD TO FLOW EASILY. THIS LAYER IS VERY DELICATE AND VULNERABLE TO DAMAGE FROM HIGH BLOOD PRESSURE, HIGH CHOLESTEROL LEVELS, SMOKING AND DIABETES. THE MIDDLE LAYER IS COMPOSED OF SMOOTH MUSCLE CELLS WHICH CONTRACT AND RELAX TO REGULATE THE AMOUNT OF BLOOD FLOW. THE OUTER LAYER IS MADE UP OF VARIOUS CONNECTIVE TISSUES THAT SURROUND AND PROTECT THE ARTERY. FIGURE A SHOWS A NORMAL ELASTIC ARTERY. FIGURE B SHOWS EARLY STAGES OF ATHEROSCLEROSIS WHERE CHANGES IN THE ARTERIAL WALL HAVE BEGUN TO IMPACT BLOOD FLOW AND REDUCE ARTERIAL ELASTICITY. FIGURE C SHOWS AN ADVANCED STAGE OF ATHEROSCLEROSIS WHERE ARTERIAL ELASTICITY IS REDUCED AND WHERE PLAQUE FORMATION HAS RESTRICTED BLOOD FLOW.

    A number of risk factors for atherosclerosis have been identified, including elevated blood pressure, elevated cholesterol level, smoking, diabetes and family history of atherosclerosis. Clinical events associated with atherosclerosis, including heart attacks (myocardial infarction), strokes, angina (myocardial ischemia), peripheral vascular ischemia (claudication) and renal failure are late manifestations of the disease as a result of plaque formation that impinges on the blood vessel lumen. The absence of a clinically applicable method to detect the presence of atherosclerosis prior to plaque obstruction of the lumen has led to widespread efforts to identify the risk factors in the entire population and to intervene on those who harbor such risk factors. The problem with this approach is two-fold: (a) patients without these risk factors will not be identified even though up to half of the atherosclerotic clinical events occur in individuals without any of the traditional risk factors; and (b) patients who have one or more risk factors may be subjected to therapy even though they do not have the atherosclerotic process the therapy is designed to inhibit.

    Atherosclerosis begins in the wall of the artery with an early abnormality in the lining of the arterial wall called the endothelium. The endothelium helps to maintain the flexibility or elasticity of the artery and normally inhibits the accumulation of lipid and cellular deposits into the arterial wall of the artery. Abnormal function of the endothelium and the associated structural changes in the wall result in a loss of elasticity of the small arteries. Detection of this loss in elasticity can identify individuals with abnormal arterial structure and function long before plaque formation can cause morbid cardiovascular events. Furthermore, demonstration of normal arterial structure and function might suggest that the individual does not have early atherosclerosis and may not need aggressive risk factor management.

    THE CLINICAL PROBLEM

    Cardiovascular specialists spend considerable effort on evaluating heart function, including electrocardiograms (EKG's), echocardiograms and stress tests, but have been unable to assess the functional and structural abnormality of the arteries prior to the late phase of arterial obstruction (as determined by angiography). Blood pressure measurement is a very insensitive and non-specific means of assessing the condition of the arteries. Traditionally, a patient's arterial blood pressure is obtained clinically by using a sphygmomanometer which involves a cuff placed on the patient's upper arm that is pressurized to occlude blood flow. As the cuff pressure is gradually reduced, sounds are generated in the artery below the cuff and these are identified by using a stethoscope placed over that artery. The initial occurrence of sound as the cuff is deflated reflects the "systolic blood pressure" or the highest pressure generated during the heart's contraction, and the pressure at which the sounds finally disappear is taken as the "diastolic blood pressure," or the lowest pressure reached before the next cardiac cycle.

    Although an elevated blood pressure is associated with a higher risk for cardiovascular events, the elevated blood pressure is not the disease but merely a crude marker for the likelihood of disease. Furthermore, blood pressure itself is highly variable from moment to moment and day to day. Measurement of ambulatory blood pressure throughout the day provides a more accurate assessment of the actual pressure but it is a cumbersome and expensive technique and still does not demonstrate the disease in the blood vessels it is designed to identify. Elevated cholesterol, especially an increase in the low-density lipoproteins/high-density lipoproteins ("LDL/HDL") ratio, also is associated with a higher risk for morbid cardiovascular events, but this measurement does not identify blood vessel disease but rather identifies a factor that might accelerate blood vessel disease if it is present. Thus, the only methods in routine use by physicians today to identify individuals who need treatment are methods that are neither sensitive nor specific in detecting the blood vessel disease that leads to morbid cardiovascular events.

    THE COMPANY'S SOLUTION

    The traditional systolic-diastolic method for measuring blood pressure provides the physician with very limited clinical information about the patient's vascular health. In contrast, the Company's Model DO-2020 measures a blood pressure waveform produced by the beating heart that the Company believes can be analyzed to provide an assessment of arterial elasticity. When the aortic valve closes after the heart has ejected its stroke volume of blood (the blood ejected during each heart beat), the decay or decrease of blood pressure within the arteries prior to the next heart beat forms a pressure curve or waveform which is indicative of arterial elasticity. Subtle changes in arterial elasticity introduce changes in the arterial system that are reflected in the arterial blood pressure waveform and research suggests that these changes in the function and structure of the arterial wall precede the development of coronary artery disease, or the premature stiffening of the small arteries which appears to be an early marker for cardiovascular disease.

                      AN ARTERIAL BLOOD PRESSURE WAVEFORM

                [DIAGRAM OF AN ARTERIAL BLOOD PRESSURE WAVEFORM]

    WHEN THE HEART'S AORTIC VALVE CLOSES AFTER THE HEART HAS EJECTED ITS STROKE VOLUME OF BLOOD, THE DECREASE OF BLOOD PRESSURE WITHIN THE ARTERIES PRIOR TO THE NEXT HEART BEAT FORMS A "PULSE CONTOUR" OR "BLOOD PRESSURE WAVEFORM" THAT, WHEN ANALYZED BY THE COMPANY'S MODEL DO-2020, MAY PROVIDE A MEASUREMENT OF ARTERIAL ELASTICITY. BLOOD PRESSURE CUFF MEASUREMENTS, WHICH ARE LIMITED TO A SINGLE HIGH (SYSTOLIC) AND SINGLE LOW (DIASTOLIC) VALUE, DO NOT CONVEY THE DYNAMIC NATURE OF THE BODY'S ARTERIES.

    Incorporating the physiological phenomena associated with blood pressure waveforms, Drs. Jay N. Cohn and Stanley M. Finkelstein, Professors at the University of Minnesota in Minneapolis and two of the founders of the Company, developed in the early 1980's a method for determining a measure of elasticity in both large and small arteries. The technique involved an invasive procedure that placed a catheter connected to a pressure transducer into the patient's artery in order to obtain a blood pressure waveform that could be analyzed using a modified Windkessel model, a well-established electrical analog model which describes the pressure changes during the diastolic phase of the cardiac cycle in the circulatory system.

                           MODIFIED WINDKESSEL MODEL

                    [DIAGRAM OF A MODIFIED WINDKESSEL MODEL]

    A MODIFIED WINDKESSEL MODEL, A WELL-ESTABLISHED ELECTRICAL ANALOG MODEL WHICH DESCRIBES PRESSURE CHANGES THAT OCCUR DURING THE DIASTOLIC PHASE OF THE CARDIAC CYCLE, IS USED BY THE COMPANY TO DEFINE ARTERIAL VASCULATURE PROPERTIES.

    This "blood pressure waveform" or "pulse contour" analysis method provided an independent assessment of the elasticity or flexibility of the large arteries which expand to briefly store blood ejected by the heart, and of the small and very small arteries (arterioles) which produce oscillations or reflections in response to the blood pressure waveform generated during each heart beat.

                                     AORTA

SYSTOLE
WHEN PRESSURE WITHIN THE                                                  DIASTOLE
HEART RISES, THE AORTIC                                                   WHEN PRESSURE WITHIN THE
VALVE IS FORCED OPEN AND                                                  HEART FALLS, THE AORTIC
BLOOD IS EJECTED CAUSING                                                  VALVE CLOSES AND THE WALLS
THE WALLS OF THE AORTA TO    [ILLUSTRATION OF THE HUMAN AORTA AND HEART]  OF THE AORTA RECOIL TO
BE STRETCHED TO ACCOMMODATE                                               THEIR ORIGINAL POSITION,
THE EXPELLED BLOOD, STORING                                               PROPELLING BLOOD OUTWARDS,
ENERGY FROM THE HEART'S                                                   AWAY FROM THE HEART.
CONTRACTIONS

    A HEALTHY, ELASTIC AORTA ACTS AS A SUBSIDIARY PUMP TO THE HEART, ITS WALLS EXPANDING TO STORE THE ENERGY FROM THE HEART'S CONTRACTION AND THEN RECOILING TO ITS ORIGINAL POSITION FORCING BLOOD ONWARD WHEN THE HEART IS RESTING.

    By assessing the elasticity of the arterial system, clinical investigators have been able to identify a reduction in arterial elasticity in patients without evidence of traditional risk factors, suggesting the early presence of vascular disease. Furthermore, clinical research data has demonstrated that individuals with heart failure, coronary artery disease, hypertension and diabetes, typically exhibit a loss of arterial elasticity. These abnormal blood vessel changes often appear to precede overt signs of cardiovascular disease and the occurrence of a heart attack or stroke by many years. Clinical investigators have also demonstrated an age-related loss of elasticity of both the large and small arteries suggesting that premature stiffening of an individual's arteries is an apparent marker for the early onset of cardiovascular disease.

                       ILLUSTRATION OF CIRCULATORY SYSTEM

                   [ILLUSTRATION OF HUMAN CIRCULATORY SYSTEM]

    THE WALLS OF ALL LARGE AND SMALL ARTERIES THROUGHOUT THE BODY EXPAND AND CONTRACT AS BLOOD PRESSURE WAVES FROM THE HEART PASS THROUGH THEM. AN ARTERIAL SYSTEM THAT IS COMPOSED OF ELASTIC CONDUITS AND HIGH RESISTANCE TERMINALS CONSTITUTES A HYDRAULIC FILTER THAT CONVERTS THE INTERMITTENT OUTPUT OF THE HEART INTO A STEADY CAPILLARY FLOW. CHANGES IN ARTERIAL ELASTICITY INTRODUCE CHANGES IN THE ARTERIAL SYSTEM THAT THE COMPANY BELIEVES ARE REFLECTED IN THE BLOOD PRESSURE WAVEFORM ANALYZED BY THE COMPANY'S PRODUCT.

THE PRODUCT

    Although the aorta and large arteries can be visualized by various non-invasive techniques, such as radiology, magnetic resonance imaging ("MRI"), computerized tomography ("CT") scans and ultrasonography, the Company believes there is currently no clinical way to evaluate the elasticity of the small and very small arteries which appear to be the first to become altered in hypertension and other vascular diseases. For this reason, the Company sought an easy to use, non-invasive solution that could assess the status of these small blood vessels.

    The Product incorporates a patented and proprietary instrument and procedures which painlessly and non-invasively collects 30 seconds of blood pressure waveform data, automatically analyzes this data by means of an embedded computer and generates a CardioVascular Profile Report. Both models of the Product consist of four primary components: (a) a non-invasive arterial pulse pressure sensor placed over the radial artery at the wrist; (b) an upper-arm blood pressure cuff connected to an oscillometric pressure module; (c) an enclosure which contains a computer, other electronics and software programs; and (d) an external printer.

                                 PRODUCT MODELS


                            USE                BASIC FEATURES         SPECIAL FEATURES
MODEL DO-2020      Cardiovascular          The Product non-inva-   -  A brief medical
(DOCTOR'S OFFICE)  Specialists,            sively collects blood   history of the patient
                   Cardiologists, Gen-     pressure waveform       is recorded by the
                   eral and Family         data, performs a pulse  nurse or technician.
                   Practice Physicians,    contour analysis on     -  An internal modem
                   Internists,             the digitized data,     transmits data via a
                   Nephrologists, etc.     and generates a         toll- free telephone
                                           CardioVascular Profile  line to CDMF.
                                           Report. Some Report     -  Upon FDA clear-
                                           parameters are          ance, this model may
                                           displayed on the        be used to screen,
                                           screen, and the entire  diagnose and monitor
                                           Report is generated by  the treatment of
                                           an external printer.    patients.

MODEL CR-2000      Pharmaceutical Compa-   The Product non-inva-   -  A standard output
(CLINICAL          nies, Academic          sively collects blood   port is included to
RESEARCH)          Research Centers,       pressure waveform       allow Research
                   Medical Device          data, performs a pulse  Investigators to send
                   Manufacturers, Govern-  contour analysis on     blood pressure
                   ment Research Centers,  the digitized data and  waveform data and
                   etc.                    generates a research    analyzed
                                           version of a            CardioVascular Profile
                                           CardioVascular Profile  Report results to
                                           Report. Some Report     computer systems
                                           parameters are          within their research
                                           displayed on the        facilities.
                                           screen, and the entire
                                           Report is generated by
                                           an external printer.

    The Model DO-2020 will initially be marketed to cardiovascular specialists, cardiologists, general and family practitioners, internists, nephrologists and other physicians in medical practices throughout the United States. Because the Model DO-2020 provides an index of a patient's arterial elasticity, the

Company believes it could permit physicians to screen, diagnose and monitor the treatment of patients with cardiovascular disease with more reliability than other methods currently available. With the Model DO-2020, physicians could have a simple, painless and non-invasive method to obtain vital information on the vascular status of patients in support of their efforts to identify individuals at risk for developing cardiovascular disease and to more effectively monitor the treatment of patients receiving cardiovascular therapy. The Company expects that the Model DO-2020 will eventually generate the majority of its revenues.

    The Model CR-2000 is being marketed to medical directors and research investigators at pharmaceutical firms and academic research centers on a worldwide basis. These organizations are in the business of conducting research on a variety of therapies and have a strong interest in a non-invasive means of gathering information from human research subjects.

MODEL DO-2020 CARDIOVASCULAR PROFILE REPORTS

    The CardioVascular Profile Report provides the following 14 cardiovascular values:

-  A 1.5 Second Blood Pressure Waveform Graph                  [Reproduction
-  Systolic Blood Pressure (mmHg)                                of sample
-  Diastolic Blood Pressure (mmHg)                             CardioVascular
-  Mean Arterial Pressure (mmHg)                                  Profile
-  Pulse Rate (beats/min)                                         Report]
-  Cardiac Ejection Time (msec)
-  Stroke Volume (ml/beat)
-  Stroke Index Volume (ml/beat/m2)
-  Estimated Cardiac Output (L/min)
-  Estimated Cardiac Index (L/min/m2)
-  Large Artery Elasticity Index (ml/mmHg X
   10)
-  Small Artery Elasticity Index (ml/mmHg X
   100)
-  Systemic Vascular Resistance
   (dynes-sec-cm-5)
-  Total Vascular Impedance (dynes-sec-cm-5)


    Clinical research suggests that the arterial elasticity indices can be used to determine the clinical age of the body's arteries and that these values, when viewed in combination with a medical history, physical examination and/or other tests, may provide a meaningful picture of vascular health for patients 15 years of age and older. The large artery elasticity index and the small artery elasticity index are of particular clinical importance in this assessment. These indices indicate the elasticity or flexibility of the patient's large and small arteries, which may be beneficial in distinguishing between individuals with high-normal blood pressure and those with more severe vascular disease. These indices also are expected to provide valuable information to physicians in monitoring the effectiveness of treatment provided to patients with confirmed cardiovascular disease as well as screening patients who may be at risk for future vascular disease and/or life-threatening cardiovascular events.

    The Model DO-2020 is intended to transmit patient information to a CDMF installed on the Company's premises. The Company's current working model of the CDMF has limited communication and storage capability, sufficient only to conduct FDA clinical trials. A CDMF capable of handling multiple simultaneous physician transmissions integrated with the Company's tracking, billing and production systems, and capable of storing cardiovascular profile information on several hundred thousand patients from different age groups and with different disease states is currently being designed and developed. The Company expects to compare the information transmitted to data from age and gender-matched patients free of disease in order to establish a range of clinical information useful to both the

Company and physicians. The Company believes the database may also prove useful to physicians in terms of archiving patient profiles and trending patient data over time, enhancing the accuracy of ranges for report parameters, and providing continuity of CardioVascular Profile Reports for patients who may have been seen over a period of time by several physicians in different parts of the United States. If CDMF design or development is delayed, the Company's efforts to market the DO-2020 would also be significantly delayed, which would materially adversely affect the Company's financial performance. See "Risk Factors--Lack of Development of CDMF."

    Following completion of the CDMF, the Company may offer an Internet link to physicians (with security protection) via a Company web site, allowing physicians to make direct inquiries into the database regarding their patient records. The Company intends to provide primary care physicians and other health care professionals with toll-free telephone access to Company personnel to obtain technical Product support.

ANTICIPATED CLINICAL BENEFIT OF CARDIOVASCULAR PROFILES

    While current methods focus on major health and genetic risk factors associated with the development of cardiovascular disease, risk factors such as smoking, elevated cholesterol levels, diabetes, obesity, lack of exercise, high blood pressure and a family history of cardiovascular disease are merely statistical approximations of the likelihood for development of the disease and do little to provide an accurate indication of blood vessel abnormalities. According to the Johns Hopkins White Papers on Coronary Heart Disease (1998), for approximately 20% to 40% of patients, a heart attack is their first sign of cardiovascular disease. A patient possessing such risk factors has a greater probability of experiencing a life-threatening event than a patient without them.

    In contrast, conducting a cardiovascular profile could provide physicians with specific information on the status of an individual patient's vascular system. The Company anticipates that patients identified with abnormal cardiovascular profiles could be provided aggressive and immediate treatment versus those who may only have a risk factor(s) but a relatively normal cardiovascular profile. When vascular disease is diagnosed in its early stages, the physician has an opportunity to intervene with lifestyle alterations or certain drugs, such as lipid lowering therapy, calcium channel blockers, angiotensin-converting-enzyme ("ACE") inhibitors or nitrate compounds, which may slow or reverse the abnormal arterial function. Early detection, therefore, may provide the opportunity for aggressive intervention that may prevent heart attacks, strokes and other cardiovascular events.

    The Company does not propose that cardiovascular risk factors or traditional blood pressure measurements be ignored when clinically evaluating patients for the presence of vascular disease. The Company believes that non-invasively obtained arterial elasticity measurements should be utilized to supplement traditional blood pressure measurements and risk factor assessments, and thereby identify much more precisely the early stages of vascular disease in patients.

THE ADVANTAGES: POTENTIAL BENEFICIAL MEDICAL OUTCOMES FOR PATIENTS AND PAYERS

    During the last several years, research investigators have evaluated hundreds of "normal" subjects as well as more than 250 patients with cardiovascular disease. They have summarized their clinical research data in order to establish the approximate "normal range" for arterial elasticity and other cardiovascular parameters. Patients with normal blood pressure have been identified who have "premature stiffening" of their small and very small arteries. Without the benefit of a CardioVascular Profile Report, it is possible that such patients would be considered "clinically normal and asymptomatic." It is believed that the Model DO-2020 may help physicians identify these patients and to intervene therapeutically.

    Further, the Company believes there may be an advantage to using the Model DO-2020 to clinically evaluate high-normal hypertensive patients in order to decide who requires immediate and aggressive treatment versus those who might merely need to be monitored on a periodic basis. This would be an important clinical distinction which cannot be easily determined in medical practice today. Some patients, therefore, are being treated needlessly despite cost containment concerns and despite the potential for drug side effects (such as liver dysfunction, sexual impotence, etc.). Further, it is possible that many other patients with normal blood pressure readings who should perhaps be treated for a latent hypertensive condition of their arteries, are being misdiagnosed, thereby leaving them at risk for progressive and severe cardiovascular disease.

CLINICAL RESEARCH STUDIES

    To date, the core blood pressure waveform analysis method (which has been incorporated into the Company's Product) has been used to clinically evaluate more than 2,500 patients and research subjects, many of whom had a confirmed diagnosis of cardiovascular disease. The clinical research studies involving these patients and subjects were conducted at one of several clinics or medical facilities at the University of Minnesota Hospital & Clinic, the Minneapolis Veterans Administration Medical Center and other Clinical Investigator sites. Some of the sites which have collaborated with the Company include:

    - The University of California--Irvine, California

    - Veterans Administration Medical Center, Irvine, California

    - Tulane University Medical Center, New Orleans, Louisiana

    - Louisiana State University, New Orleans, Louisiana

    - Duke University Medical Center, Raleigh-Durham, North Carolina

    - Wayne State University Medical Center, Detroit, Michigan

    - Indiana University Medical Center, Indianapolis, Indiana

    - Queen's University Hospital, Belfast, Northern Ireland

    - Ghent University Hospital in Belgium

    - The Hypertension Center at the Wolfson Medical Center in Holon, Israel

    - Berman Research Center, Minneapolis, Minnesota

    Some of these sites initially acquired blood pressure waveform data utilizing invasive means, and, more recently, by using a non-invasive approach. Clinical research studies continue to be conducted in conjunction with nationwide governmental investigations, experiments by independent researchers and as part of clinical trials for pharmaceutical firms. Some of these investigations are being undertaken by members of the Company's Scientific and Clinical Advisory Board.

    The cardiovascular profile data obtained during these clinical research studies have been summarized and presented formally at numerous scientific and medical meetings during the last decade. The data have also been presented in approximately 30 peer-reviewed articles published in medical journals.

MARKETS

    Within the United States health care industry, which is estimated at approximately $1 trillion by the United States Department of Health and Human Services (December 15, 1997), cardiovascular disease is expected to account for $274 billion (27%) in 1998, with approximately $26 billion of that spent on physician and other professional services, according to American Heart Association estimates. Although significant advances have been made in the prevention and treatment of heart attacks and strokes during the past few decades, these diseases remain among the leading causes of death in the United States and many other countries.

    - According to the American Heart Association, cardiovascular disease is the leading cause of death in the United States accounting for more than one-half of all deaths (over one million) every year.

    - More than one million Americans suffer heart attacks annually--the first sign of cardiovascular disease in 20% to 40% of patients. (Sources: 1997 Heart and Stroke Statistical Update, American Heart Association (1996); Johns Hopkins--Coronary Heart Disease)

    - According to a 1997 release by the National Heart, Lung and Blood Institute, approximately 50 million adults (approximately 28% of the adult American population) are currently diagnosed with high blood pressure, with nearly 75% of those (37.5 million) not properly treated for the condition.

    - According to the Johns Hopkins White Papers on Hypertension (1998), an additional 30 million American adults are estimated to have "high-normal hypertension."

    - Hypertension is present in more than 50% of Americans age 60 or older. (Source: Archives of Internal Medicine, Volume 157, Number 6, March 24, 1997.)

    - Stroke accounts for about one in every 15 deaths in the United States. (Sources: 1997 Health Care Almanac & Yearbook; 1997 Heart and Stroke Statistical Update, American Heart Association)

    - According to a March 1997 survey by the Pharmaceutical Research and Manufacturers of America, research expenditures within the United States by all research-based pharmaceutical companies is estimated at $15 billion in 1997.

    - Cardiovascular research and development is estimated to account for approximately $3.1 billion to $3.97 billion (or 16% to 21% of all United States research and development spending in 1997). (Source: Parexel's Pharmaceutical R&D Statistical Sourcebook (1997))

    Because of the magnitude of the impact which cardiovascular disease has on the United States population, the Company believes it has a significant opportunity for providing a more accurate and effective means with which to screen, diagnose and monitor the treatment of patients with cardiovascular disease. Furthermore, cardiovascular disease is a major cause of death in many other developed countries throughout the world.

THE PRACTICING PHYSICIAN MARKET

    The Model DO-2020 is intended to be used by physicians or trained medical personnel. The Company's focus will be on the practice of cardiovascular medicine within these facilities and, in particular, toward those health care professionals who are directly involved in the screening, diagnosis, treatment and monitoring of patients with cardiovascular disease. Current AMA estimates indicate there are approximately 650,000 active physicians in the United States, approximately 250,000 of which fall into the target market as potential users of the Model DO-2020:

    - Approximately 120,000 internal medicine physicians

    - Approximately 80,000 general and family practice physicians

    - Approximately 30,000 medical sub-specialty physicians

    - Approximately 20,000 cardiovascular disease specialists

THE RESEARCH MARKET

    The Model CR-2000 is being marketed to medical directors and research investigators at pharmaceutical firms, academic centers, and/or medical device manufacturers on a worldwide basis. The Company believes that these research centers, especially those in the United States, have a strong interest in a non-invasive means of gathering information from human research subjects.

    According to the Tufts Center for the Study of Drug Development and a February 1993 report by the U.S. Congressional Office of Technology Assessment, it costs a company, on average, $359 million and about fifteen years to get one new drug from the laboratory to the pharmacist's shelf. According to the Pharmaceutical Research and Manufacturers of America, only five in 5,000 chemical compounds that enter preclinical testing are ultimately subjected to human testing and only one in five of those is ultimately approved. The Company believes the Model CR-2000 provides a new means for gathering information on additional variables during research.

    The clinical research market is diverse, with pharmaceutical companies, the federal government and medical device manufacturers funding the vast majority of research. According to annual surveys by the Pharmaceutical Research and Manufacturers of America, pharmaceutical companies spent an estimated

$13.6 billion and $15 billion on all R&D within the United States in 1996 and 1997, respectively. Of this amount, spending on clinical development in Phases I to IV of research was approximately $4.8 billion in 1996. In most cases, the direct costs of physician payments and the costs of additional medical care due to the trial are paid directly to the provider organization by the pharmaceutical study sponsor.

    The Company has identified four markets for the Model CR-2000:

    - PHARMACEUTICAL COMPANIES. There are approximately 1,950 firms conducting clinical research trials in the United States. Nonetheless, according to Parexel's Pharmaceutical R&D Statistical Sourcebook 1997, a small number of pharmaceutical firms in the United States accounted for the majority of all research and development spending. These pharmaceutical firms often seek ways for gathering information on additional variables during research.

    - ACADEMIC CENTERS. Hundreds of universities throughout the world conduct research under grants supplied by government agencies, disease management foundations and private sponsors. Universities with research centers conducting clinical trials in the areas of preventative cardiology, nephrology and epidemiology are a particular target market for the Model CR-2000.

    - MEDICAL DEVICE MANUFACTURERS. Manufacturers of medical devices are continually testing their devices to gather information on additional variables during research.

    - THE U.S. GOVERNMENT. The National Institutes of Health and Veterans' Affairs Medical Centers, the Agency for Health Care Policy and Research and the Centers for Disease Control and Prevention conduct large-scale research projects. These organizations represent a market opportunity for the Model CR-2000.

    The Company anticipates that use of the Model CR-2000 in research settings will not only provide information contributing to the advancement of significant cardiovascular research, but will likely lead to the publication of favorable articles in respected medical journals that will likely promote a greater worldwide awareness of the importance of vascular elasticity and the capabilities of the Company's Product within the medical community.

MARKETING STRATEGY

    The Company's primary objective is to establish the Product as the standard of non-invasive patient cardiovascular screening and the predominant methodology used for the diagnosis and monitoring of patients with cardiovascular diseases.

MODEL DO-2020

    Once the Model DO-2020 obtains FDA clearance to market in the United States, the Company intends to direct its sales and marketing efforts at physicians who screen, diagnose and monitor the treatment of patients with cardiovascular disease. The Company will seek to gain Product acceptance by implementing a strategy that promotes the Product's benefits directly to people who have, or are at risk for developing, cardiovascular disease, and to educate healthcare professionals, managed care decision makers and insurers as to the potential advantages involved in early detection of cardiovascular disease. The Company's education and awareness strategy will also focus on the publication of additional research covering performance and utility of the Product and attendance at major cardiovascular conventions.

    The introduction of the Model DO-2020 will occur in three stages. The first will consist of a controlled introduction to key physicians in the United States in order to allow the Company sufficient time to develop a strong referral base among opinion leaders and to allow for an orderly and efficient scaling-up of the Company's production capabilities. Following a successful introduction of the Product, the Company plans to implement a nationwide marketing campaign directed towards primary care physicians and other health care professionals. The third stage will target international cardiovascular markets.

    Following FDA clearance, the Company will focus early marketing and education efforts on United States physicians who evaluate individuals at risk for developing cardiovascular disease and monitor patient response to cardiovascular therapy. In an effort to encourage rapid acceptance of the Product, the Company anticipates offering the Model DO-2020 to physicians on a "per-patient" or "per-report" billing basis. Because reimbursement is a key component of physician acceptance, the Company has retained a reimbursement consulting firm to assist in payer education and claims approval. Invoices for physician use of the Product will be generated based on the number of CardioVascular Profile Reports that are transmitted to the Company's CDMF each month.

    The Company anticipates using a core direct sales force to call on key cardiovascular opinion leaders and to establish distribution arrangements with independent and/or contract sales representatives and medical companies with complementary distribution networks. Long term, the Company intends to use various direct marketing methods to promote the Product to people with cardiovascular disease, including public relations materials, advertising and a Company Internet web site.

MODEL CR-2000

    The Company is currently using various direct and indirect methods to market the Model CR-2000 including direct mail, attendance at major medical conventions and the use of a limited direct sales force to market the Product to pharmaceutical companies, academic centers and major cardiovascular research centers for gathering information from human subjects. The Company anticipates using a core direct sales force to sell the Model CR-2000 and to identify and manage independent and/or contract sales representatives for marketing the Model DO-2020 following FDA clearance. The Company has established a sale price of $18,750 for the Model CR-2000. Higher than expected manufacturing, marketing or distribution costs or competitive pressures may, however, force the Company to raise or lower the price of the Product.

PRODUCTION

    The design, development and integration of all of the components necessary to fabricate and manufacture the Product was undertaken on behalf of the Company by a contract design engineering firm. The Company determined that it would be more efficient and cost-effective to have Product development completed by a specialized engineering firm, rather than to establish an internal design and engineering staff. The Company has completed a pilot production run to evaluate the design and functionality of hardware components from a manufacturing and user standpoint and to test and modify as necessary the operation of various software components. According to testing performed at TUV Product Services, Inc., the Product was found to be in compliance with the electromagnetic compatibility immunity requirements as defined in European Standard EN 60601-1-2. The Product was also found to conform to Council Directive (89/336/EEC) permitting display of the CE Mark. The Model DO-2020 was also investigated by Underwriters Laboratories, Inc. for compliance to the requirements of the Standard for Medical and Dental Equipment, UL 544, Third Edition. The unit fully complies, is UL listed and may now display the UL label.

    In the interest of flexibility and efficiency, the Company anticipates using a contract manufacturing firm to produce the components and to manufacture the Product on a contractual basis. Final Product assembly, testing, packaging and shipping will be conducted by the Company at its facility in compliance in all material respects with the FDA's Quality System Regulations ("QSR").

    An integral component of the Company's Product is the Sensor. While Sensors utilized in prototypes of the Product have performed reliably, the Company is uncertain as to whether Sensors will be available on a commercial basis, and if available, whether such Sensors will be reliable and accurate in their performance during clinical use. Should the Company be unable to obtain an adequate supply of Sensors meeting its standards of reliability, accuracy and performance, the Company would be materially adversely affected. The Company currently obtains the Sensor from a single source. The Company has a manufacturing services agreement with the sole supplier of the Sensor. Disruption or termination of this relationship would have a material adverse effect on the Company's operations. See "Risk Factors--Single Source of Supply of Sensor and Other Components."

COMPETITION

    Competition in the medical device industry is intense and many of the Company's competitors have substantially greater financial, manufacturing, marketing, distribution and technical resources than the Company. The Company directly competes with manufacturers of sphygmomanometers, as well as drug, medical instrument and health care companies. In addition, the Company is aware of other companies that are developing products that measure arterial elasticity. To the best of the Company's knowledge, no products which measure both large and small artery elasticity have yet obtained FDA clearance to market within the United States and no other products developed appear capable of providing both large artery and small artery elasticity values. The Company is aware of five other firms that are developing products that attempt to measure vascular elasticity and which may be viewed as competitive alternatives. One such firm has received FDA clearance to market a device which claims to evaluate a patient's general cardiovascular condition:

    - CARDIOVISION: International Medical Device Partners, of Las Vegas, Nevada is marketing the MS-2000P under the CardioVision name. The device claims to provide non-invasive detection of cardiovascular conditions by measuring blood pressure and pulse rate that it then uses to indicate one of five general cardiovascular conditions: (a) normal, (b) hypertension / anemia / shock, (c) arteriosclerosis / diabetes / obesity / intense stress, (d) arrhythmia or (e) potential heart failure. The device displays a pulse pressure pattern obtained during the course of the blood pressure measurement, and then classifies the pattern into one of these five standard groupings that the company claims have a correlation with cardiovascular disease. The CardioVision MS-2000P is patented, connects to a standard PC through a serial port and can maintain 9,999 patients with up to 100 records per patient. This product received FDA 510(k) clearance for marketing during the Spring of 1997.

    - ASULAB SA: A non-invasive ultra-sound (NIUS) instrument invented by Dr. Hans Brunner has been developed by ASULAB Research Labs of the SMH Group in Neuchatel, Switzerland. The NIUS has been marketed through their licensee, Capital Medical Services (Paris). It is an ultrasonic echo-tracking instrument which, when combined with a separate commercially available finger blood pressure device, is capable of generating an arterial elasticity pressure curve for just a small cross-sectional portion of the radial artery by the wrist. Since the NIUS instrument determines a vascular elasticity value for just a very small portion of a single artery, it does not appear to provide information about the patient's total vascular system.

    - PULSE METRIC, INC.: Pulse Metric, a San Diego, California firm, uses proprietary non-invasive waveform technology with a variety of personal computer based products. In addition to providing oscillometric-based blood pressure values, the products display a pressure waveform. However, the Company believes the equipment presently does not analyze the waveform data or determine arterial elasticity values. Rather, it appears that blood pressure information collected by Pulse Metric's product is forwarded by diskette or e-mail for subsequent analysis and determination of arterial elasticity values at their office in San Diego.

    - PWV MEDICAL LTD.: Dr. Michael O'Rourke, based in Sydney, Australia, has developed an approach to examine the question of hardening of the arteries or stiffened blood vessels using an "augmentation index" which is a mathematical approach to what the blood pressure waveform looks like at the root of the aorta by the heart. He uses data and makes assumptions as to what the blood pressure data would actually be if, in fact, it had been obtained at the root of the aorta. He applies certain mathematical equations to transform these measurements and determines an "augmentation index." Dr. O'Rourke founded PWV Medical and the Company assumes he will attempt to commercialize this technology. To date, the instrument has been used exclusively for clinical research purposes; however, PWV Medical stated their intent to file for FDA clearance on their product by early 1998.

    - SPECAWAY: Specaway Pty Ltd., of St. Pauls New South Wales, Sydney, Australia, offers a Diagnostic Applanation Tonometry (DAT) device for use in clinical research studies which can perform an "automated arterial waveform analysis." The DAT system can acquire EKG signals and arterial pulses from several peripheral arteries via applanation tonometry which then are used to derive various physiological parameters including pulse wave velocity which some believe to be a relative surrogate value for arterial stiffness. Using a Windkessel representation of the arterial system involving pressure decay during diastole, and by acquiring a measurement of peripheral resistance, Specaway's literature states that the DAT system can estimate system arterial compliance.

    The medical device industry is intensely competitive and is dominated by several large conglomerates and numerous medical electronic device manufacturers, any of which could enter the market at any time. These companies have substantially greater financial and other resources and could present intense competition for either model of the Company's Product.

GOVERNMENT REGULATION

    Medical devices including the Company's Model DO-2020 are subject to strict regulation by state and federal authorities, including the FDA and comparable authorities in certain states. Under the 1976 amendments to the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, manufacturers of medical devices are required to comply with very specific rules and regulations concerning the testing, manufacturing, packaging, labeling and marketing of medical devices. Failure to comply with the Federal Food, Drug and Cosmetic Act and any applicable regulatory requirements can result in, among other things, civil and criminal fines, product recalls, detentions, seizures, injunctions and criminal prosecutions. When the Company markets products outside the United States, its products are also subject to rules and regulations in foreign countries similar to those imposed by the FDA.

    Before a new medical device may be introduced into the U.S. market, the manufacturer generally must obtain prior authorization from the FDA. Such authorization is based on a review by the FDA of the medical device's safety and effectiveness for its intended uses. Medical devices may be authorized by the FDA for marketing in the United States either pursuant to a 510(k) Application or a PMA submission. The process of obtaining clearances or approvals from the FDA and other applicable regulatory authorities can be expensive, uncertain and time consuming, frequently requiring several years from the commencement of clinical trials or submission of data to regulatory acceptance.

    A PMA submission consists of information provided to the FDA sufficient to establish independently that a device is safe and effective for its intended use. A PMA submission must be supported by extensive clinical trial data, often including preclinical data, as well as extensive literature to prove the safety and effectiveness of the device. By statute, the FDA is required to respond to a PMA submission within 180 days from the date of its submission; however, the approval process usually takes substantially longer, often as long as several years. During the review period, the FDA may conduct extensive reviews of the Company's facilities, deliver multiple requests for additional information and clarifications, and convene advisory panels to assist in its determination.

    On the other hand, a 510(k) Application requires an applicant to show that a medical device is "substantially equivalent" in terms of safety and effectiveness to a predicate product marketed prior to 1976 or to an instrument already cleared by the FDA for marketing in the United States. In general, the FDA requires that a 510(k) Application include a broad spectrum of information on various aspects of its design, operation, manufacture, intended use, claims concerning its efficacy and safety, examples of its user manual, examples of its promotional literature, and clinical data comparing the product to the predicate medical device(s). An applicant may not begin marketing a product for which it has submitted a 510(k) Application until the FDA issues a written finding of substantial equivalence. In practice, clearance of products often takes substantially longer than the FDA 510(k) Application period of 90 days.

    FDA clearances and approvals, if granted, may include significant limitations on the intended uses for which a product may be marketed. FDA enforcement policy strictly prohibits the promotion of cleared or approved medical devices for non-approved or "off-label" uses. In addition, product clearances or approvals may be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing.

    Marketing of the Model DO-2020 Product in the United States will require clearance or approval by the FDA. A clinical research trial, to collect data as well as analyze results from both the Product and a predicate medical device at the same time and from the same patients has been completed. The Company has submitted a 510(k) Application to the FDA. However, the FDA may decide that one or more of the proposed claims or indications for use of the Model DO-2020 cannot be cleared by means of the 510(k) process. In that case, the FDA might require that the Company seek approval for such claims or indications by means of a PMA submission which could delay using such claims or indications for marketing purposes by several months or even years. This could result in significant delays in marketing the Model DO-2020 in the United States and could have a material adverse effect on the Company's business, financial condition and results of operations.

    The Model CR-2000 is intended for use in research markets and therefore the Company believes it does not require FDA clearance. The FDA could disagree with the Company's interpretation of the regulations and require a 510(k) Application or PMA submission which, if pursued, may not be cleared or approved or, if approved, may contain certain significant limitations on the intended uses for which the product is marketed.

    Sales of medical devices outside of the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain clearance by a foreign country may be longer or shorter than that required for FDA clearance, and the requirements may differ. Export sales of certain devices that have not received FDA marketing clearance generally are subject to both FDA export permit requirements and, in some cases, general U.S. export regulations. In order to obtain a FDA export permit, the Company may be required to provide the FDA with documentation from the medical device regulatory authority of the country in which the purchaser is located. No assurance can be given that foreign regulatory clearances or approvals will be granted on a timely basis, if ever, or that the Company will not be required to incur significant costs in obtaining or maintaining its foreign regulatory clearance or approvals.

    The Company's Model DO-2020, the Company's contract design and manufacturing organizations, as well as the Company itself, will all be subject to regulation by the FDA and certain state and foreign governments, including, but not limited to, required compliance with the FDA's QSR and equivalent state and foreign regulations. Failure of any of these organizations to be or remain in compliance with those regulations could subject one or more of those organizations, or the medical device designed and produced for and by the Company, to regulatory action. Such a regulatory action could threaten or cut off the Company's source of supply or cause the FDA to order the removal of the Product from the market. While the Company believes it could locate and qualify other sources of design and/or manufacture of medical device products if required to do so, supply interruptions in the meantime would have a materially adverse effect on the Company's business, financial condition and results of operations.

    Federal, state and foreign regulations regarding the manufacture and sale of healthcare products and diagnostic devices are subject to future change. The Company cannot predict what material impact, if any, such changes might have on its business. Future changes in regulations or enforcement policies could impose more stringent requirements on the Company, compliance with which could adversely affect the Company's business. Such changes may relax certain requirements, which could prove beneficial to the Company's competitors and thus adversely affect the Company's business. In addition, regulations of the FDA and state and foreign laws and regulations depend heavily on administrative interpretations, and there can be no assurance that future interpretations made by the FDA, or other regulatory authorities, with possible retroactive effect, will not adversely affect the Company.

    In addition to the regulations directly pertaining to the Company and its products, many of the Company's potential customers are subject to extensive regulation and governmental oversight. Regulatory changes in the healthcare industry that adversely affect the business of the Company's customers could have a material adverse effect on the Company's business, financial condition and results of operation.

    There can be no assurance that the Company will be able to obtain necessary regulatory clearances or approvals in the United States or internationally on a timely basis, if ever. Delays in the receipt of, or failure to receive, such clearances or approvals, or failure to comply with existing or future regulatory requirements would have a material adverse effect on the Company's business, financial condition and results of operations.

REIMBURSEMENT

    The Company anticipates that most revenue affiliated with physician use of the Model DO-2020 Product will be derived from insurance coverage and third party payers. The patient payer marketplace includes commercial insurers, Blue Cross/Blue Shield plans and Health Maintenance Organizations ("HMOs"), with Medicare, other federally funded plans and "self-pay" accounting for a smaller percentage of the payers. Each payer group establishes its own coverage and procedure payment schedule resulting in a range of allowable payments. Physician reimbursement is an important aspect in the Model DO-2020's success. Without adequate levels of reimbursement, physicians will be reluctant to try the Model DO-2020, if at all.

    In contrast to patients covered by Medicare, the private insurance segment uses a variety of payment mechanisms including: Usual, Customary and Reasonable ("UC&R") fees, Schedules of Benefits fees and fees based on Capitation Contracts. Under the UC&R payment method, insurance carriers determine customary professional fees for services provided by specific procedural groupings within geographic areas. The carrier pays the "usual, customary and reasonable fee" for a specific procedure. With a Schedule of Benefits payment method, each medical procedure is assigned a specific dollar amount which the insurance carrier agrees to pay toward its cost. The Schedule does not relate in any way to doctors' actual professional fees. A capitation contract is a pre-paid plan wherein the insurance carrier pays a contracted provider a specified amount, typically on a monthly basis, for services rendered to their subscribers. This method of payment is most often employed by HMOs.

    The Health Care Financing Administration ("HCFA") a division of the Department of Health and Human Services ("HHS"), has established three levels of coding for health care products and services: Level I, Current Procedural Terminology ("CPT") codes for physicians' services; Level II, National Codes for supplies and certain services; and Level III, local codes. The coding system applicable to the Model DO-2020 is the Physicians' Current Procedural Terminology, Fourth Edition. This is a listing of descriptive terms and identifying codes for reporting medical services and procedures performed by physicians. Insurers require physicians to report their services with the CPT coding system.

    Review of the national Physicians' Current Procedural Terminology, Fourth Edition, developed by the American Medical Association ("AMA"), lists codes for non-invasive extremity studies. The existing codes closely, but not precisely, reflect the service and parameters presented by the Model DO-2020, which is often the situation with new or advanced medical technologies. In such cases, CPT guidelines make provisions available by way of modifiers for existing codes or the use of miscellaneous codes for reporting purposes. Additionally, the AMA CPT Coding Clearinghouse Service provides a service that identifies appropriate coding mechanisms for new technologies. The Company intends to solicit the AMA for clarification purposes.

    Should the AMA determine that none of the existing CPT codes are appropriate for use, the Company will be prepared to seek a new code application or code revision following FDA clearance. In this situation, the AMA CPT guidelines provide unlisted or miscellaneous codes for physicians to use for patient billing purposes until a Product-specific code is obtained. Application to the AMA for a CPT code specific to the Model DO-2020 will be among the first reimbursement strategies implemented following FDA clearance.

    Recognizing that reimbursement is integral in securing physician acceptance of the Product, the Company has contracted with a consultant to assess the healthcare environment and to position the Model DO-2020 into current reimbursement coverage, coding and payment guidelines and regulations and to evaluate the prospects for securing physician reimbursement with a Product-specific CPT code. The Company believes that it will take 12 to 24 months to obtain a Model DO-2020-specific CPT code. During this time, physicians may be able to use a "miscellaneous code" along with a description of the services rendered to obtain reimbursement, although the level of reimbursement they receive, if any, will depend on each individual payer's assessment of the procedure.

PATENTS AND PROPRIETARY TECHNOLOGY

    The Company's success depends, and will continue to depend in part, on its ability to maintain patent protection for its products and processes, and to preserve its trade secrets and to operate without infringing the property rights of third parties. The Company is the exclusive assignee for one issued United States patent and has obtained the exclusive rights to commercialize inventions (on a worldwide basis) described by three other United States patents issued to the University. These four patents relate to the Company's blood pressure waveform analysis procedures, its cardiovascular profiling technology, the non-invasive determination of cardiac output, and the overall technology and operation of the Products. The license from the University expires with the term of these patents (currently expected to be in 2012). Patent applications regarding one or more of these United States issued patents are currently pending in Japan as well as in Germany, France and the United Kingdom. In addition, one United States patent, which broadens the claims of an earlier issued United States patent, has been allowed and while not assured, the Company believes it may be issued soon. The Company has three other patent applications that were submitted regarding certain other aspects and components of the Product. There is no assurance that these patent applications will be issued. Besides seeking additional patents, the Company intends to rely to the fullest extent possible on certain trade secrets, on proprietary "know-how", and on its ongoing endeavors involving product improvement and enhancement.

    The validity and breadth of claims coverage in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. No assurance can be given that the Company's current patent and licenses will provide a competitive advantage, that the pending applications will result in patents being issued, or that competitors of the Company will not design around any patents or licenses issued to the Company. Furthermore, there can be no assurance that the Company's non-disclosure agreements and invention assignment agreements will protect its proprietary information and know-how or provide adequate remedies for the Company in the event of unauthorized use or disclosure of such information, or that others will not be able to develop independently such information. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Litigation may be necessary to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company, to defend the Company against claimed infringement of the rights of others or to determine the ownership, scope or validity of the proprietary rights of the Company and others. Any such claims may require the Company to incur substantial litigation expenses and to divert substantial time and effort of management personnel. An adverse determination in litigation involving the proprietary rights of others could subject the Company to significant liabilities to third parties, could require the Company to seek licenses from third parties and could prevent the Company from manufacturing, selling or using its Product. The occurrence of such litigation or the effect of an adverse determination in any such litigation could have a material adverse effect on the Company's business, financial condition and results of operations.

UNIVERSITY OF MINNESOTA RESEARCH AND LICENSE AGREEMENT

    On September 23, 1988, the Company entered into a Research and License Agreement (the "University License Agreement") with the University, pursuant to which the University granted to the Company an exclusive, worldwide license to use the Product for diagnostic, therapeutic, monitoring and related uses. The University License Agreement expires with the last to expire of the patents related to the licensed technology (currently expected to be in 2012). The Company also has the right to grant sub-licenses to produce products and provide services based on the technology.

    In consideration of the University License Agreement, the Company conducted expanded clinical trials of arterial compliance technology and is continuing to use its best efforts to develop commercial medical devices. The Company must pay a royalty on revenue from commercialization of the Products (or future products, which incorporate the licensed arterial compliance technology), in the amount of 3% of gross revenue (less certain reductions, such as returned goods).

EMPLOYEES AND CONSULTANTS

    The Company currently employs six full-time employees including: Greg H. Guettler as its President; Dr. Charles F. Chesney as its Executive Vice President and Chief Technology Officer; James S. Murphy as its Vice President of Finance and Chief Financial Officer; Dennis J. Morgan as its Director of Biomedical and Software Engineering; James M. Johnson as its Director of Sales and Julie A. Radosevich as its Director of Marketing. The Company anticipates hiring approximately 10 additional personnel following the successful completion of the Offering, for marketing and sales activities, for plant operations and assembly tasks, for computer software and data base endeavors and for clinical and customer support needs including accounting and administrative staff. The Company believes that its relations with its employees are good.

    In addition to vendors under contract to the Company regarding specific product-related tasks, the Company has had and continues to have consultant relationships with several experts including: (a) several experts in regulatory affairs and FDA matters; (b) Jay N. Cohn, M.D. as its Chief Clinical Consultant;
(c) Stanley M. Finkelstein, Ph.D. as its Chief Technical Consultant, (d) a consulting firm for computer software engineering design and programming; (e) a consulting firm for medical electronic manufacturing and production engineering tasks; (f) a consulting firm for third-party reimbursement; and (g) several experts in sales and marketing. Additional consultants may be retained as necessary to accommodate the Company's need for experts in selected areas of Product-related activities.


LEGAL PROCEEDINGS



    The Company is not a party to any litigation and is not aware of any threatened litigation.


FACILITIES

    Under the terms and conditions of a 36-month lease effective November 1997, the Company occupies approximately 6,900 square feet of commercial office and light assembly space at The Waters in Eagan, Minnesota, a location in close proximity to the Minneapolis/St. Paul International Airport. The monthly gross rent, including basic operating expenses, is approximately $7,000. The Company believes that this facility should be adequate for its currently anticipated requirements for the term of the lease.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY CONSULTANT

    The following table provides information about the Company's directors, executive officers and key consultant:

                                                                                                                  DIRECTOR
              NAME                     AGE                                POSITION(S)                               SINCE
---------------------------------      ---      ---------------------------------------------------------------  -----------
Melville R. Bois(1)(2)                     51   Chairman of the Board of Directors                                     1995

Greg H. Guettler                           44   President and Director                                                 1997

Charles F. Chesney, D.V.M.,                55   Executive Vice President, Chief Technology Officer and Director
  Ph.D., R.A.C.                                                                                                        1988

James S. Murphy                            53   Vice President of Finance and Chief Financial Officer                --

Jay N. Cohn, M.D.(1)                       67   Chief Clinical Consultant, Chairman of the Scientific and
                                                  Clinical Advisory Board and Director                                 1988

Kenneth W. Brimmer(1)(2)                   42   Director                                                               1995

Stanley M. Finkelstein, Ph.D.              57   Chief Technical Consultant                                           --

------------------------

(1) Member of the Compensation Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

    MELVILLE R. BOIS Mr. Bois was elected to the Board of Directors in November 1995 and was elected its Chairman in 1997. From January 1996 until September 1997, he was the Company's President and Chief Executive Officer. For more than 30 years, Mr. Bois has been employed by title insurance and financial companies. In 1979, he founded and was the owner of Universal Title Insurance Company. This company became Universal Title and Financial Corporation in 1984 and Mr. Bois continues as its President. Universal Title and Financial Corporation is a private holding company which is engaged in commercial real estate and related records and data management. Mr. Bois has been and is presently a member of the board of directors of several companies, including Hilex Corporation and Grand Forks Abstract Company and since 1988 he has been the owner and President of the Bois Family Foundation, a charitable organization.

    GREG H. GUETTLER, M.B.A. Mr. Guettler has been the President and a Director of the Company since September 1997. Mr. Guettler has more than 19 years of experience in sales, marketing and management positions within the medical industry. Prior to joining the Company, Mr. Guettler was a senior manager at Universal Hospital Services, Inc. ("UHS"), a nationwide provider of medical devices and device management services to the health care industry. During his 14 years at UHS, Mr. Guettler held positions as Director of National and Strategic Accounts where he led a national accounts sales team, as Director of Alternate Care and Specialty Product Promotions where he was responsible for the development of UHS's alternate care business unit and the nationwide distribution of new medical products, and as Marketing Manager where he was responsible for company-wide marketing and planning. Additionally, Mr. Guettler has held sales, sales management, product management and marketing positions for the St. Paul Regional Blood Services. Mr. Guettler has a Bachelor's degree from the University of St. Thomas in St. Paul, Minnesota (1977) and a Masters degree in Business Administration (M.B.A.) from the University of St. Thomas Graduate School of Management in St. Paul, Minnesota (1983).

    CHARLES F. CHESNEY, D.V.M., PH.D., R.A.C. Dr. Chesney was the President and Chief Executive Officer of the Company from its inception in 1988 until January 1, 1996 when he became the Company's Executive Vice President and Chief Technology Officer. He has been a member of the Board of Directors since its inception in July 1988 and has been the Secretary of the Company since December 1988. Since 1978,

Dr. Chesney has been a consultant to P-T Consulting Associates, Inc., a biomedical research, product development and consulting firm, which he owns. From 1984 to 1987, Dr. Chesney was employed by the 3M Company as Research and Development Manager for 3M/Riker Laboratories in its Pharmaceutical and Health Care Division. Dr. Chesney is the founder of a small computer firm which offers data base management systems to large drug companies and he is the author of more than 25 scientific publications in the field of medical pathology and toxicology. Dr. Chesney is a member of more than 30 professional societies and has been engaged in new product research and development in the pharmaceutical, medical device and bio-technology industries since 1974. In 1991, Dr. Chesney became "Board Certified" in regulatory affairs by the Certification Board of the Regulatory Affairs Professional Society. Dr. Chesney holds the degree of Doctor of Veterinary Medicine from the University of Minnesota (1970) and a Ph.D. in Medical Pathology with a minor in Cardiovascular Physiology from the University of Wisconsin--Madison (1973).

    JAMES S. MURPHY, C.P.A., M.B.A. Mr. Murphy joined the Company as Vice President of Finance and Chief Financial Officer in May 1996. Mr. Murphy was Controller of Gaming Corporation of America from December 1992 through November 1995. From 1978 to 1988, Mr. Murphy was the tax partner with Fox, McCue and Murphy, a certified public accounting firm located in Eden Prairie, Minnesota. From 1970 to 1978, Mr. Murphy was employed by Ernst & Ernst (currently Ernst & Young LLP) with both audit (six years) and tax (two years) experience. Mr. Murphy is a member of the American Institute of Certified Public Accountants and the Minnesota Society of CPAs. Mr. Murphy holds a Bachelor of Science degree from Saint John's University in Collegeville, Minnesota (1966) and a Masters degree in Business Administration (M.B.A.) from the University of Minnesota
(1968).

    JAY N. COHN, M.D. Dr. Cohn has served as a member of the Board of Directors of the Company since its inception in July 1988. Since 1974, Dr. Cohn has been employed by the University of Minnesota Medical School as a Professor of Medicine and was Head of the Cardiovascular Division from 1974 through 1997. Dr. Cohn is the co-inventor of the technology used in the Company's Product. Dr. Cohn is the Company's Chief Clinical Consultant and has been a consultant to several pharmaceutical firms. He became the Chairman of the Company's Scientific and Clinical Advisory Board in 1996. Dr. Cohn is currently President of the International Society of Hypertension and is also a member of the editorial boards of 12 professional journals and of approximately 17 professional societies. Since 1959, Dr. Cohn has published more than 500 scientific articles and a new textbook of cardiovascular medicine. Dr. Cohn received his M.D. degree from Cornell University (1956). Dr. Cohn currently serves on the board of directors of Medco Research, Inc.

    KENNETH W. BRIMMER Mr. Brimmer was elected to the Board of Directors during November 1995. Mr. Brimmer was employed by Grand Casinos, Inc. and its predecessor, since October 1990 as Special Assistant to the Chairman and Chief Executive Officer. Mr. Brimmer presently serves on the board of directors of Rainforest Cafe, Inc., and has served as its Treasurer since May 1995 and its acting President from April 1997 to May 1998 when he was named its President. Mr. Brimmer also currently serves on the board of directors of New Horizons Kids Quest, Inc. and Oxboro Medical International, Inc.

    STANLEY M. FINKELSTEIN, PH.D. Dr. Finkelstein is the Company's Chief Technical Consultant. Dr. Finkelstein has been employed by the University of Minnesota since 1977, and is a Professor of Laboratory Medicine and Pathology in the Medical School. He has also been Associate Director of the Division of Health Computer Sciences within the Department of Laboratory Medicine and Pathology since 1982 and is currently the Director of Graduate Studies for Biomedical Engineering. Dr. Finkelstein is the author of over 100 scientific articles in professional journals and technical conference proceedings on subjects relating to arterial vascular compliance, pulmonary disease, medical informatics and data management. He has also presented related material at more than 100 conferences and technical meetings. Dr. Finkelstein is the co-inventor of the technology used in the Company's Product. Dr. Finkelstein earned his Ph.D. in Electrical Engineering/Systems Science--Bioengineering from the Polytechnic Institute of Brooklyn, Brooklyn, New York (1969).

    At the Company's special meeting of shareholders held on May 22, 1998, the Company's shareholders approved a proposal to (a) classify the Board of Directors into three classes, each of which member would serve (after a transitional period) for a staggered three year term; (b) provide that directors may be removed for cause with the vote of the holders of a majority of the then outstanding shares entitled to vote or other than for cause with the vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; (c) provide that any new director elected to fill a vacancy on the Board shall serve for the remainder of the full term of the class in which the vacancy occurred rather than until the next meeting of shareholders; and (d) require an 80% shareholder vote requirement to alter, amend or repeal the foregoing provisions of the Articles or Bylaws. Such classification will make it more difficult to change the members of the Board of Directors or to effect a takeover of the Company.

    SCIENTIFIC AND CLINICAL ADVISORY BOARD In order to provide the Company with a wide range of scientific and clinical advice, the Company's Board of Directors appointed Dr. Jay N. Cohn to become the Chairman for an Advisory Board of cardiovascular experts. The following physicians are members of the Advisory
Board:

    - Jay N. Cohn, M.D.--Advisory Board Chairman; Professor of Medicine, Cardiovascular Division, University of Minnesota Medical School, Minneapolis, Minnesota.

    - Thomas D. Giles, M.D.--Director of Program in Hypertension and Heart Failure, Director of Cardiovascular Research, Professor of Medicine, Department of Medicine, Louisiana State University Medical School, New Orleans, Louisiana.

    - Stevo Julius, M.D., Sc.D.--Professor of Medicine and Physiology, Frederick G.L. Huetwell Professor of Hypertension, University of Michigan Medical Center, Ann Arbor, Michigan.

    - Lawrence M. Resnick, M.D.--Professor of Medicine, Director of Hypertension, Wayne State University School of Medicine, Southfield, Michigan.

    - Marc A. Silver, M.D.--Professor of Medicine, Director, Loyola University Heart Failure Center, Loyola University Medical Center, Maywood, Illinois.

    - Michael A. Weber, M.D.--Chairman, Department of Medicine, Brookdale Hospital Medical Center, Professor of Medicine, State University of New York, Brooklyn, New York; President of the American Society of Hypertension.

    The Scientific and Clinical Advisory Board meets once or twice yearly and serves to provide the Company with advice regarding advances in the field of arterial elasticity and to review results and new developments associated with the Company's technology. Under some circumstances, members of the Board may be asked to test new products in their own laboratories. The Company intends to loan each member of the Advisory Board a Model CR-2000 for use in their clinical research and for publication of their research results in clinical papers and trade journals.

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to annual compensation paid for the years indicated to the Company's chief executive officer. No executive officer of the Company received salary and bonus in excess of $100,000 during the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                            LONG TERM
                                                                                                          COMPENSATION
                                                                                ANNUAL COMPENSATION          AWARDS
                                                                 FISCAL YEAR                           -------------------
                                                                    ENDED      ----------------------      SECURITIES
NAME AND PRINCIPAL POSITION                                        JUNE 30      SALARY       BONUS     UNDERLYING OPTIONS
--------------------------------------------------------------  -------------  ---------  -----------  -------------------
Melville R. Bois(1)...........................................         1997    $  48,000      --               --
  Chief Executive Officer                                              1996       24,000      --               37,500
                                                                       1995       --          --               --

------------------------

(1) The Company currently has two employees that will have an annual compensation in excess of $100,000. See "Management--Employment Agreements."

    The following table summarizes the total number of options held by the named executive officer as of the end of fiscal year 1997. No stock options were exercised during fiscal year 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                    OPTIONS AT                  OPTIONS AT
                                                                  JUNE 30, 1997              JUNE 30, 1997(1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Melville R. Bois..........................................      22,500        15,000     $  22,500    $    15,000

------------------------

(1) Assumes a market price for the Shares equal to the Fall 1997 private placement price of $3.00 per Share less the exercise price thereof.

EMPLOYMENT AGREEMENTS

    As of September 8, 1997, the Company entered into an employment agreement with Greg H. Guettler to serve as its President. The employment agreement has a term of one year, but provides for automatic extension for an additional year unless either party gives written notice of the nonextension by a specified date. Pursuant to the employment agreement, Mr. Guettler is paid a minimum annual salary (exclusive of benefits, bonuses or incentive payments) of $126,000, subject to adjustment annually by the Board of Directors, and a discretionary one-time cash bonus and incentive compensation, equal to not less than 10% and not more than 25% of Mr. Guettler's annual salary, as determined by the Board of Directors. Payment of the bonus and incentive compensation is contingent upon the successful completion of Mr. Guettler's first year of employment with the Company and will be payable at the time Mr. Guettler commences his second year of employment. In addition, the employment agreement provides for the one-time grant of options to purchase 150,000 Shares at an exercise price of $2.00 per Share. If Mr. Guettler is terminated without cause (as defined), he will be entitled to one year's severance payment based on his base salary. The employment agreement is terminable by the Company with 60 days written notice. Under the terms of the employment agreement, Mr. Guettler will be entitled to accelerated vesting of his stock options and one year's compensation in the event that there is a "change in control," as defined. The employment agreement contains certain confidentiality obligations and a one-year covenant not to compete.

    On October 30, 1995, the Company entered into a five-year employment agreement with Charles F. Chesney to serve as its President and Chief Executive Officer until the Company appointed another President and Chief Executive Officer, at which time Dr. Chesney became the Executive Vice President and Chief Technology Officer (which occurred on January 1, 1996). Pursuant to the employment agreement, Dr. Chesney is paid a minimum annual salary (exclusive of benefits, bonuses or incentive payments) of $100,800, subject to annual adjustments to reflect increases in the cost of living. Dr. Chesney's base annual salary, plus benefits, bonuses and incentive payments, must be equal to, or greater than, 80% of that paid to the Company's President and/or Chief Executive Officer. Dr. Chesney also was granted a stock option to purchase 288,046 Shares at an exercise price of $1.70 per Share and is entitled to certain registration rights with respect to the Shares underlying such options. In addition, on August 18, 1997, the Company granted Dr. Chesney a stock option under the 1995 Option Plan to purchase 75,000 Shares at an exercise price of $2.00 per Share. The employment agreement is terminable by Dr. Chesney for any reason, upon sixty (60) days written notice. Dr. Chesney may be terminated by the Company only for "reasonable cause," as defined. The employment agreement contains certain confidentiality obligations.

    On July 1, 1997, the Company entered into a two-year employment agreement with James S. Murphy to serve as Vice President of Finance and Chief Financial Officer. The employment agreement provides for an annual base salary of $76,800, subject to adjustments, if any, to increase the annual base salary by the Board of Directors following an annual review in June 1998. In addition, the employment agreement provides for a one-time grant of options to purchase 53,100 Shares, vesting monthly over a four-year period commencing July 1, 1997, at an exercise price of $2.00 per Share. The employment agreement is terminable by the Company if it determines, in good faith, that Mr. Murphy is not meeting performance expectations, standards or objectives, either (a) upon 30 days written notice, or (b) immediately by delivering one month's pay with the termination notice. The employment agreement is terminable by Mr. Murphy upon 30 days written notice. The employment agreement contains certain nondisclosure and confidentiality obligations.

OUTSIDE DIRECTOR COMPENSATION

    Members of the Board of Directors receive no cash compensation for such service. However, the Company has granted to each of the Company's outside directors an option to purchase 25,000 Shares at an exercise price of $2.00 per Share.

    On October 30, 1995, the Company entered into a four-year consulting agreement with Jay N. Cohn, M.D., a member of the Board of Directors. Dr. Cohn is also one of the founders of the Company and serves as the Company's Chief Clinical Consultant and Chairman of the Scientific and Clinical Advisory Board. The agreement is cancellable for any reason by either the Company or Dr. Cohn upon 60 days prior notice. Under the terms of the agreement, the Company agreed to grant Dr. Cohn nonqualified stock options to purchase 449,265 Shares which are exercisable for a period of ten years, at an exercise price of $1.70 per Share, to serve as clinical liaison and spokesman for the Company's arterial compliance technology and to use his best efforts to forward the research, clinical penetration and marketing of the Company's products. All of the Shares underlying these options have been fully vested. Dr. Cohn is entitled to certain registration rights with respect to the Shares underlying these options.

    On January 1, 1996, the Company entered into a consulting agreement with Melville R. Bois, currently the Chairman of the Board of Directors, to serve as the Company's President and Chief Executive Officer on a part-time basis until such time as the Company appointed another President and/or Chief Executive Officer. Under the terms of the agreement, the Company agreed to pay Mr. Bois a monthly consulting fee of $4,000 and grant Mr. Bois nonqualified stock options to purchase 12,500 Shares which are exercisable for a period of ten years, at an exercise price of $2.00 per Share. All of the Shares underlying such options have been fully vested. The agreement was terminated by the Company in accordance with its terms, upon the hiring of Greg H. Guettler as President in September 1997. On July 1, 1997, the Company granted Mr. Bois a stock option to purchase 12,500 Shares at an exercise price of $2.00 per Share. All of the Shares underlying such options have been fully vested. Mr. Bois is entitled to certain registration rights with respect to the Shares underlying his options.

1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

    The Company adopted the 1995 Option Plan, with the approval of the Board of Directors and the shareholders of the Company. The 1995 Option Plan permits the granting of awards to employees of the Company, in the form of Stock Appreciation Rights, Restricted Stock, Stock Awards and Stock Options. Stock Options granted under the 1995 Option Plan may be "incentive stock options," meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options which do not meet the requirements of Section 422. A total of 400,000 Shares are presently reserved for issuance pursuant to awards granted under the 1995 Option Plan. As of the date of this Prospectus, there were 311,500 Shares subject to outstanding stock options issued under the 1995 Option Plan.

    The 1995 Option Plan is administered by the Compensation Committee of the Board of Directors. The 1995 Option Plan gives broad powers to the Committee to administer and interpret the plan, including the authority to select the individuals to be granted options and rights, and to prescribe the particular form and conditions of each option or right granted.


    As of the date of this Prospectus, the Company has also granted a total of 1,045,275 options to purchase Shares outside the 1995 Option Plan, all of which options have an exercise price equal to at least 85% of the fair market value of the Shares as of the date of grant. In addition, on July 17, 1998, the Company granted 30,000 options to purchase Shares outside the 1995 Option Plan, at an exercise price of $2.00 per Share. See "Description of Securities--Stock Options and Warrants."


1998 STOCK OPTION PLAN

    On May 1, 1998, the Board of Directors approved the 1998 Stock Option Plan (the "1998 Option Plan"), under which stock options may be granted to employees, consultants and independent directors of the Company. The purpose of the 1998 Option Plan is to attract and retain high-quality individuals; to provide an increased incentive to achieve the long-term goals of the Company; and to closely associate the interests of participants with those of other shareholders through compensation that is based on the Company's Common Stock.

    The 1998 Option Plan will be administered by either the full Board of Directors or a committee of two or more nonemployee directors (the "Committee"), either of which has broad authority to administer the 1998 Option Plan, select who will receive stock options, determine the terms and provisions of the stock option and handle interpretive issues.

    Stock options may be either qualified or nonqualified for income tax purposes. Up to a maximum of 750,000 Shares may be issued under the 1998 Option Plan. The maximum limit is subject to adjustment in the event of stock splits, recapitalization or other similar changes affecting the Shares. If an outstanding option expires, is canceled or is otherwise terminated or forfeited without being exercised, either in whole or in part, the unexercised Shares may again be made available for issuance under the 1998 Option Plan.

    The exercise price of each incentive option may not be less than 100% of the fair market value of the Shares on the date of grant. The exercise period may be determined by the Board or the Committee. However, an incentive stock option may not be exercisable after the expiration of ten (10) years from the date of grant. If the recipient owns more than 10% of the total combined voting power of all classes of stock of the Company, then the incentive stock option may not be exercisable after the expiration of five (5) years from the date of grant and the exercise price may not be less than 110% of the fair market value of the Shares on the date of grant.

    The 1998 Option Plan may be amended or terminated by the Board or the Committee at any time, but no amendment may increase the maximum number of Shares to be issued under the 1998 Option Plan or extend the term of the 1998 Option Plan unless shareholders approve the change. In addition, no amendment or termination may, without the consent of the affected person, adversely affect any outstanding option.


    The 1998 Option Plan became effective following shareholder approval at the Company's special meeting on May 22, 1998.


    No options have been granted under the 1998 Option Plan as of the date of this Prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Minnesota Business Corporation Act provides that officers and directors of the Company have the right to indemnification by the Company for liability arising out of certain actions. Such indemnification may be available for liabilities arising in connection with the Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to such indemnification provisions, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

    The Company has adopted, in its Articles of Incorporation, a provision which limits personal liability for breach of the fiduciary duty of its directors, to the extent provided by Section 302A of the Minnesota Business Corporation Act. Such provision eliminates the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payment of improper dividends, liability based on violations of state securities laws and liability for acts occurring prior to the date such provision was added.

                              CERTAIN TRANSACTIONS

    On October 30, 1995, the Company entered into a four-year consulting agreement with Stanley M. Finkelstein, Ph.D., one of the founders of the Company and currently the Company's Chief Technical Consultant. The agreement is cancellable for any reason by either the Company or Dr. Finkelstein upon 60 days prior notice. Under the terms of the agreement, the Company agreed to grant Dr. Finkelstein nonqualified stock options to purchase 297,688 Shares, which are exercisable for a period of ten years, at an exercise price of $1.70 per Share, to serve as technical liaison and spokesman for the Company's arterial compliance technology and to use his best efforts to forward the research, clinical penetration and marketing of the Company's products. All of the Shares underlying these options have been fully vested. Dr. Finkelstein is entitled to certain registration rights with respect to the Shares underlying these options.

    The Company's management believes that the terms of this transaction are no less favorable to the Company than would have been obtained from a non-affiliated third party for similar services. Any future transactions between the Company and any of its officers, directors or affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. All future material affiliated transactions must be approved by a majority of the independent outside members of the Company's Board of Directors who do not have an interest in the transactions.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of the date of this Prospectus, certain information regarding beneficial ownership of the Company's Shares, as adjusted to give effect to the issuance of the Units offered hereby, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Shares; (ii) each director and executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. The percentage of Shares outstanding before and after the Offering is calculated separately for each person and assumes, for purposes of the calculation, the issuance of Shares issuable upon exercise or conversion of fully vested options of securities that are exchangeable for or convertible into Shares held by such person within 60 days from the date of this Prospectus. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the Shares set forth opposite their respective names.

                                                                                                   PERCENTAGE OF
                                                                                                 SHARES OUTSTANDING
                                                                          NUMBER OF SHARES   --------------------------
                                                                            BENEFICIALLY       BEFORE         AFTER
NAME OF BENEFICIAL OWNER(1)                                                     OWNED         OFFERING     OFFERING(2)
------------------------------------------------------------------------  -----------------  -----------  -------------
Greg H. Guettler(3).....................................................         24,000           *    %        *    %
Charles F. Chesney, D.V.M., Ph.D., R.A.C.(4)............................        296,046             8.4           4.9
James S. Murphy(5)......................................................         87,387             2.5           1.5
Jay N. Cohn, M.D.(6)....................................................        466,385            13.3           7.8
Melville R. Bois(7).....................................................         65,000             1.9           1.1
Kenneth W. Brimmer(8)...................................................         50,000             1.4         *
Stanley M. Finkelstein, Ph.D.(9)........................................        312,071             8.9           5.2
All Officers and Directors as a Group (6 persons).......................        988,818            28.2          16.4

------------------------

*   Less than 1%.

(1) The address for the directors is: 2915 Waters Road, Suite 108, Eagan, Minnesota 55121. Dr. Finkelstein's address is: Health Informatics Division--Box 609 UMHC, 420 Delaware St. S.E., Minneapolis, Minnesota 55455.

(2) Assumes no exercise of the Underwriter's Over-allotment Option.

(3) Includes options to purchase 12,000 Shares.

(4) Includes options to purchase 240,046 Shares.

(5) Includes options to purchase 37,387 Shares.

(6) Includes options to purchase 392,211 Shares.

(7) Includes options to purchase 40,000 Shares.

(8) Includes options to purchase 15,000 Shares.

(9) Includes options to purchase 257,688 Shares.

                           DESCRIPTION OF SECURITIES

    The Company is presently authorized to issue up to 25,000,000 Shares and 5,000,000 shares of Preferred Stock. As of the date of this Prospectus, there were 2,517,735 Shares outstanding. No shares of Preferred Stock were issued or outstanding.

COMMON STOCK

    Holders of Shares are entitled to receive such dividends as are declared by the Board of Directors of the Company, out of funds legally available for the payment of dividends. The Company expects to retain any earnings to finance the development of its business. Accordingly, the Company does not anticipate payment of any dividends on its Shares for the foreseeable future. In the event of any liquidation, dissolution or winding-up of the Company, the holders of Shares will be entitled to receive a pro rata share of the net assets of the Company remaining after payment, or provision for payment, of the debts and other liabilities of the Company, if any.

    Holders of Shares are entitled to one vote per Share on all matters to be voted upon by shareholders. There is no cumulative voting for the election of directors, which means that the holders of Shares entitled to exercise more than 50% of the voting rights in an election of directors are able to elect all of the directors. Holders of Shares have no preemptive rights to subscribe for or to purchase any additional Shares, or other obligations convertible into Shares, which may, hereafter, be issued by the Company.

    All of the outstanding Shares are, and the Share component of the Units sold pursuant to the Offering will be, fully paid and non-assessable. Holders of Shares of the Company are not liable for further calls or assessments.

CLASS A WARRANTS

    The Class A Warrants included as part of the Units being offered hereby will be issued under and governed by the provisions of a Warrant Agreement (the "Warrant Agreement") between the Company and Firstar Trust Company as Warrant Agent (the "Warrant Agent"). The following summary of the Warrant Agreement is not complete, and is qualified in its entirety by reference to the Warrant Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    Commencing 10 trading days after the Effective Date, the Shares and the Class A Warrants offered as part of the Units will be detachable and separately transferable. One Class A Warrant entitles the holder ("Warrantholder") thereof to purchase one Share during the four years following the Effective Date, subject to earlier redemption, provided that at such time a current prospectus relating to the Shares issuable upon exercise of the Class A Warrants is effective and the issuance of such Shares is qualified for sale or exempt from qualification under applicable state securities laws. Each Class A Warrant will be exercisable at an exercise price of $5.50 per Share, subject to adjustment in certain events.

    The Class A Warrants are subject to redemption by the Company for $.01 per Warrant at any time commencing 90 days after the Effective Date, provided that the closing bid price of the Shares exceeds $6.50 (subject to adjustment) for 14 consecutive trading days. Written notice must precede redemption by 30 days and must be sent within 10 business days of the 14 consecutive trading day period. In addition, a current prospectus covering the Shares issuable upon the exercise of the Class A Warrants must then be effective under the Securities Act. For purposes of the redemption, the closing bid price of the Shares if quoted on Nasdaq and, if the Shares are listed on a national securities exchange, shall be determined by the last reported sale price on the primary exchange on which the Shares are traded. Holders of Class A Warrants will automatically forfeit all rights thereunder except the right to receive the $.01 redemption price per Warrant unless the Class A Warrants are exercised before they are redeemed.

    The Warrantholders are not entitled to vote, receive dividends or exercise any of the rights of holders of Shares for any purpose. The Class A Warrants are in registered form and may be presented for transfer, exchange or exercise at the office of the Warrant Agent. Although the Company has applied for listing of the Class A Warrants on the Nasdaq SmallCap Market, there is currently no established market for the Class A Warrants, and there is no assurance that any such market will develop.

    The Warrant Agreement provides for adjustment of the exercise price and the number of Shares purchasable upon exercise of the Class A Warrants to protect Warrantholders against dilution in certain events, including stock dividends, stock splits, reclassification, and any combination of Shares, or the merger, consolidation, and any combination of Shares, or the merger, consolidation, or disposition of substantially all the assets of the Company.

    The Class A Warrants may be exercised upon surrender of the certificate therefor on or prior to the expiration date (or earlier redemption date) at the offices of the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the certificate properly completed and executed as indicated, accompanied by payment of the full exercise price (by certified or cashier's check payable to the order of the Company) for the number of Class A Warrants being exercised.

PREFERRED STOCK

    The Company is authorized to issue up to 5,000,000 shares of undesignated Preferred Stock. The unissued shares of Preferred Stock are subject to designation into one or more classes or series by the Board of Directors. The Board of Directors has the authority, without further shareholder action, to issue, from time to time, all or any part of the undesignated shares of Preferred Stock. Undesignated shares of Preferred Stock are issuable in one or more classes or series, and the Board of Directors is authorized to determine the designation and number of shares, in each class or series, and to fix the dividend, redemption, liquidation, retirement, conversion and voting rights, if any, of each class or series, and any other rights and preferences thereof. Any undesignated shares of Preferred Stock, which may be issued, may have disproportionately high voting rights or class voting rights, may be convertible into Shares, and may rank prior to the Shares as to payment of dividends and to the distribution of assets upon liquidation or dissolution.

    The consent of the holders of the Shares is not required for any such issuance of the undesignated shares of Preferred Stock. The existence of the undesignated shares may have the effect of discouraging an attempt, through acquisition of a substantial number of Shares to acquire control of the Company, with a view to effecting a merger, sale or exchange of assets or similar transaction. The Board of Directors, without shareholder's approval, can issue shares of classes of Preferred Stock with voting conversion rights, which could adversely effect the voting power of the Shares.

STOCK OPTIONS AND WARRANTS

    As compensation for services performed by a licensed broker-dealer for soliciting sales of Shares in a previous private placement terminating in 1996, the Company issued warrants for the purchase of 132,900 Shares at an exercise price of $2.00 per Share. All such warrants are currently exercisable and expire on October 30, 2000. The warrants contain customary anti-dilution provisions and certain participatory and demand registration rights and are non-transferable except in accordance with applicable securities laws and regulations. The warrants also include "cashless" exercise provisions entitling the holder to convert the warrants into Shares.


    As compensation for services previously performed by the Underwriter for soliciting sales of Shares in a private placement completed in March 1998, the Company issued warrants for the purchase of 50,000 shares, at an exercise price of $4.95 per Share. All such warrants are exercisable commencing in February and March 1999 and expire in February and March 2004. The warrants contain customary anti-dilution provisions and certain participatory and demand registration rights and are non-transferable except in accordance with applicable securities laws and regulations. The warrants also include "cashless" exercise provisions entitling the holder to convert the warrants into Shares. See "Underwriting."

    The Company has reserved 400,000 Shares for issuance pursuant to its 1995 Option Plan and has granted options for the purchase of 317,500 Shares, at exercise prices ranging from $2.00 to $3.00 per Share, under the 1995 Option Plan, of which 6,000 have been exercised after March 31, 1998. See "Management--Stock Option Plan."


    The Company has also granted a total of 1,124,999 options to purchase Shares outside the 1995 Option Plan, of which 49,724 have been exercised after March 31, 1998. These options have exercise prices ranging from $1.70 to $2.00.


    The Company has also granted a total of 75,000 options to purchase Shares to outside directors of the Company, at an exercise price of $2.00 per Share.


    The Company's Board of Directors adopted and the Company's shareholders approved, at a Special Meeting of the Company's Shareholders held on May 22, 1998, the Company's 1998 Option Plan. The Company has reserved a total of 750,000 Shares for issuance under the 1998 Option Plan.



    The Company has agreed to sell to the Underwriter in connection with the Offering, for nominal consideration, a warrant to purchase 200,000 Units, exercisable for a period of four years commencing one year from the date of this Prospectus, at an exercise price of $4.95 per Unit. See "Underwriting."


MINNESOTA ANTI-TAKEOVER LAW

    The Company is governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless the control share acquisition is approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, cause the acquiring person to have voting power in the election of directors to exceed any one of the following thresholds of ownership: 20%, 33 1/3% or 50%. In general, Section 302A.673 prohibits a publicly-held Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.

TRANSFER AGENT AND REGISTRAR

    The Company's transfer agent and registrar is Firstar Trust Company, Milwaukee, Wisconsin.

                        SHARES AVAILABLE FOR FUTURE SALE

    Upon completion of the Offering, the Company will have outstanding 5,017,735 Shares (or 5,385,735 Shares if the Underwriter's Over-allotment Option is exercised in full). Of these Shares, the Units (and their components) purchased in the Offering will be freely tradable without registration or other restriction under the Securities Act.

    Of the 2,517,735 Shares currently outstanding, none have been registered under the Securities Act, all are "restricted securities" under Rule 144 of the Securities Act (the "Restricted Shares") and may not be sold in the absence of a registration under the Securities Act unless an exemption from registration is available, including an exemption contained in Rule 144. All such Restricted Shares will become eligible for sale, assuming all of the other requirements of Rule 144 have been satisfied, as follows:

    In general, under Rule 144 as currently in effect, a holder of Restricted Shares who has beneficially owned such shares for at least one year (including the holding period of any prior owner other than an affiliate of the Company) is entitled to sell within any three-month period a number of Shares that does not exceed the greater of (i) 1% of the then outstanding Shares (approximately 50,177 Shares immediately after the Offering); or (ii) the average weekly trading volume of the Shares in the public market during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who is not an affiliate of the Company at any time during the 90 days preceding a sale and who beneficially owns shares that were not acquired from the Company or an affiliate of the Company within the past two years is entitled to sell such shares under Rule 144(k) without regard to volume limitations, manner of sale provisions, notice requirements or the availability of current public information concerning the Company.

    In general, under Rule 701 as currently in effect, any employee, consultant or advisor of the Company who purchases Shares from the Company by exercising a stock option outstanding on the date of the Offering is eligible to resell such Shares 90 days after the date of the Prospectus in reliance on Rule 144, but need not comply with certain restrictions contained in Rule 144, including the holding period requirement. The Company plans to file a Registration Statement, no sooner than 180 days after the Effective Date, on Form S-8 (the "S-8 Registration Statement") to register all Shares subject to outstanding stock options. Shares issued upon exercise of options may be freely tradeable once the S-8 Registration Statement becomes effective.

    Following the Offering, the Company cannot predict the effect, if any, that sales of the Shares or the availability of such Shares for sale will have on the market price prevailing from time to time. Nevertheless, sales by existing shareholders of substantial amounts of Shares could adversely affect prevailing market prices for the Units, the Shares or Class A Warrants if and when a public market exists.

    Of the 2,517,735 Shares presently outstanding, 306,557 Shares are held by officers, directors or 5% shareholders, of which 100% are subject to Lock Up Agreements for 180 days after the Effective Date. Of the remaining 2,211,178 Shares, an additional 825,500 Shares are subject to Lock Up Agreements; however, the Underwriter has requested and the Company has agreed to use its best efforts to attempt to obtain Lock Up Agreements on the remaining 1,385,678 Shares. There is no assurance that the Company will be able to obtain Lock Up Agreements on all of these Shares. Of the remaining 1,385,678 Shares, all such Shares will be eligible for resale in the open market immediately under Rule 144(k).

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") between the Company and R. J. Steichen & Company (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company the 2,500,000 Units offered hereby.

    The Underwriting Agreement provides that the obligations of the Underwriter are subject to approval of certain legal matters by counsel and to various other conditions precedent. The nature of the Underwriter's obligations are such that it is committed to purchase all Units offered hereby if any of the Units are purchased.

    The Underwriter proposes to offer the Units directly to the public at the Price to Public set forth on the cover page of this Prospectus and to certain securities dealers who are members of the National Association of Securities Dealers, Inc., at such price less usual and customary concessions. The Company has agreed to pay the Underwriter a nonaccountable expense allowance equal to 2.5% of the aggregate

Price to Public of the Units sold, including any Units sold pursuant to the Underwriter's Over-allotment Option. After the initial public offering of the Units, the initial offering price and other selling terms may be changed by the Underwriter. The Underwriter has advised the Company that it does not intend to confirm sales of Units to any accounts over which it exercises discretionary authority.

    The Company has granted to the Underwriter an Over-allotment Option, exercisable not later than 45 days after the date of this Prospectus, and subject to the terms and conditions set forth in the Underwriting Agreement, to purchase up to 375,000 additional Units at the Price to Public, less the Underwriting Discount and nonaccountable expense allowance. The Underwriter may exercise such option only to cover over-allotments made in connection with the sale of the Units offered hereby.


    The Company has agreed to sell to the Underwriter, for nominal consideration, a warrant (the "Warrant") to purchase up to 200,000 Units (the "Underwriter's Warrant"). The Underwriter's Warrant is not exercisable during the first year after the date of this Prospectus and thereafter is exercisable at a price per Unit equal to $4.95 for a period of four years. The warrant component of the Units underlying the Underwriter's Warrant is exercisable at a price of $5.50 per share. The Warrant contains customary anti-dilution provisions and certain participatory and demand registrations. The Underwriter's Warrant also includes "cashless" exercise provisions entitling the holder to convert the Warrant into Shares.


    The Underwriting Agreement provides for reciprocal indemnification between the Company, the Underwriter and their officers, directors and controlling persons against civil liabilities in connection with the Offering, including certain liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    In order to facilitate the Offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Units. Specificially, the Underwriter may over-allot the Units in connection with the Offering, creating a short position in the Units for its own account. In addition, to cover over-allotments or to stabilize the price of the Units, the Underwriter may bid for, and purchase, Units in the open market. The Underwriter may also reclaim selling concessions allowed to a dealer for distributing Units in the Offering, if the Underwriter repurchases previously distributed Units in transactions to cover its short positions, in stabilization transactions or otherwise. Finally, the Underwriter may bid for, and purchase, Units in market making transactions and impose penalty bids. These activities may stabilize or maintain the market price of the Units above the market level that may otherwise prevail. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Neither the Company nor the Underwriter makes any representation or prediction as to the direction and magnitude of any effect that the transactions described above might have on the price of the Units. In addition, neither the Company nor the Underwriter makes any representations that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Of the 2,517,735 Shares presently outstanding, 306,557 Shares are held by officers, directors or 5% shareholders, of which 100% are subject to Lock Up Agreements for 180 days after the Effective Date. Of the remaining 2,211,178 Shares, an additional 825,500 Shares are subject to Lock Up Agreements; however, the Underwriter has requested and the Company has agreed to use its best efforts to attempt to obtain Lock Up Agreements on the remaining 1,385,678 Shares. There is no assurance that the Company will be able to obtain Lock Up Agreements on all of these Shares. Of the remaining 1,385,678 Shares, all such Shares will be eligible for resale in the open market immediately under Rule 144(k).

    From December 1997 to March 1998, the Company sold an aggregate of 500,000 Shares in a private placement in which the Underwriter acted as selling agent. The Underwriter received an agent's commission of $150,000 and a nonaccountable expense allowance of $45,000. The Company also sold to the Underwriter, for nominal consideration, a five-year warrant to purchase up to 50,000 Shares, at an exercise price of $4.95 per Share.


    Prior to the Offering, there has been no public market for the securities of the Company. The Price to Public and the Warrant exercise price were determined through negotiation between the Company and the Underwriter and bear no relation to the Company's current earnings, book value, net worth or financial statement criteria of value. There can be no assurance that transactions in the Company's securities in the public market after the Offering will be higher or lower than the initial Price to Public.

    The foregoing is a summary of the material provisions of the Underwriting Agreement and the Underwriter's Warrant. Copies of such documents have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

                                 LEGAL MATTERS

    The validity of the securities offered hereby will be passed upon for the Company by Doherty, Rumble & Butler Professional Association, Minneapolis, Minnesota. Certain legal matters in connection with the Offering will be passed upon for the Underwriter by Maun & Simon, PLC, Minneapolis, Minnesota.

                                    EXPERTS


    The financial statements of the Company as of June 30, 1996 and 1997 and for each of the years then ended and the period from July 19, 1988 (inception) to June 30, 1997, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the Units offered hereby. This Prospectus filed as a part of the Registration Statement does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits, copies of which may be obtained at prescribed rates from the Securities and Exchange Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, New York, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604. In addition, the Securities and Exchange Commission maintains a world wide web site on the Internet at http://www.sec.gov that contains reports, proxy, information statements and other documents filed electronically with the Securities and Exchange Commission, including the Registration Statement. Descriptions contained in this Prospectus as to the contents of any agreement or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such agreement or document.

    The Company currently is not a reporting company under the Exchange Act. After completion of the Offering, the Company intends to make available to its securityholders annual reports containing financial statements audited by its independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                         HYPERTENSION DIAGNOSTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

               YEARS ENDED JUNE 30, 1996 AND 1997 AND PERIOD FROM
           JULY 19, 1988 (INCEPTION) TO JUNE 30, 1997 AND NINE MONTH
               PERIODS ENDED MARCH 31, 1997 AND 1998 (UNAUDITED)
                  AND PERIOD FROM JULY 19, 1988 (INCEPTION) TO
                           MARCH 31, 1998 (UNAUDITED)

                                    CONTENTS

Report of Independent Auditors............................................   F-2

Financial Statements

Balance Sheets............................................................   F-3
Statements of Operations..................................................   F-4
Statement of Shareholders' Equity.........................................   F-5
Statements of Cash Flows..................................................   F-7
Notes to Financial Statements.............................................   F-8

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Hypertension Diagnostics, Inc.


    We have audited the balance sheets of Hypertension Diagnostics, Inc. (a development stage company) as of June 30, 1996 and 1997, and the related statements of operations, shareholders' equity and cash flows for each of the years then ended and the period from July 19, 1988 (inception) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hypertension Diagnostics, Inc. at June 30, 1996 and 1997, and the results of its operations and its cash flows for each of the years then ended and the period from July 19, 1988 (inception) to June 30, 1997, in conformity with generally accepted accounting principles.


    As discussed in Note 2 to the financial statements, the Company's deficit accumulated during the development stage raises substantial doubt about its ability to continue as a going concern. The Company intends to obtain additional capital financing to permit it to continue its operations. The financial statements do not include any adjustments that might result from this uncertainty.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
October 3, 1997

                         HYPERTENSION DIAGNOSTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                                                 JUNE 30
                                                                       ----------------------------    MARCH 31,
                                                                           1996           1997           1998
                                                                       -------------  -------------  -------------
                                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..........................................  $   1,980,292  $   1,198,778  $   1,569,245
  Interest receivable................................................          6,606          5,375          5,075
  Prepaid expenses...................................................       --             --               31,287
                                                                       -------------  -------------  -------------
Total current assets.................................................      1,986,898      1,204,153      1,605,607

Property and equipment:
  Leasehold improvements.............................................       --             --                9,003
  Furniture and equipment............................................         18,527         20,300         98,784
  Less accumulated depreciation......................................         (8,596)       (15,730)       (22,452)
                                                                       -------------  -------------  -------------
                                                                               9,931          4,570         85,335
Patents, net of accumulated amortization of $4,562, $6,843 and $8,554
  at June 30, 1996 and 1997 and March 31, 1998, respectively.........          6,843          4,562          2,851
Other assets.........................................................            630            420         36,902
                                                                       -------------  -------------  -------------
Total assets.........................................................  $   2,004,302  $   1,213,705  $   1,730,695
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable.....................................................  $      23,540  $       4,551  $      44,730
                                                                       -------------  -------------  -------------
Total current liabilities............................................         23,540          4,551         44,730

Shareholders' equity:
  Preferred Stock, $.01 par value:
    Authorized shares--5,000,000
    Issued and outstanding shares--none..............................       --             --             --
  Common Stock, $.01 par value:
    Authorized shares--25,000,000
    Issued and outstanding shares--1,962,011 at June 30, 1996 and
      1997 and 2,462,011 at March 31, 1998...........................         19,620         19,620         24,620
  Additional paid-in capital.........................................      3,223,256      3,323,620      4,628,901
  Deficit accumulated during the development stage...................     (1,262,114)    (2,134,086)    (2,967,556)
                                                                       -------------  -------------  -------------
Total shareholders' equity...........................................      1,980,762      1,209,154      1,685,965
                                                                       -------------  -------------  -------------
Total liabilities and shareholders' equity...........................  $   2,004,302  $   1,213,705  $   1,730,695
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                             See accompanying notes

                         HYPERTENSION DIAGNOSTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                         PERIOD FROM
                                                        JULY 19, 1988  NINE MONTHS ENDED MARCH 31   PERIOD FROM
                                YEAR ENDED JUNE 30       (INCEPTION)                               JULY 19, 1988
                            --------------------------   TO JUNE 30,   --------------------------  (INCEPTION) TO
                                1996          1997          1997           1997          1998      MARCH 31, 1998
                            ------------  ------------  -------------  ------------  ------------  --------------
                                                                              (UNAUDITED)           (UNAUDITED)
Operating expenses:
  Research and
    development...........  $    564,012  $    526,352  $   1,294,585  $    483,062  $    255,787   $  1,550,372
  General and
    administrative........       201,604       426,818        930,902       300,186       623,383      1,554,285
                            ------------  ------------  -------------  ------------  ------------  --------------
Operating loss............       765,616       953,170      2,225,487       783,248       879,170      3,104,657

Other income (expense):
  Interest income.........        53,237        81,198        138,432        64,724        45,700        184,132
  Interest expense........        (1,706)      --             (47,031)      --            --             (47,031)
                            ------------  ------------  -------------  ------------  ------------  --------------
Net loss and deficit
  accumulated during the
  development stage.......  $   (714,085) $   (871,972) $  (2,134,086) $   (718,524) $   (833,470)  $ (2,967,556)
                            ------------  ------------  -------------  ------------  ------------  --------------
                            ------------  ------------  -------------  ------------  ------------  --------------
Basic and dilutive net
  loss per share..........  $       (.57) $       (.44)                $       (.37) $       (.41)
Weighted average shares
  outstanding.............     1,248,634     1,962,011                    1,962,011     2,050,407

                            See accompanying notes.

                         HYPERTENSION DIAGNOSTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                                  DEFICIT
                                                                                                ACCUMULATED
                                                              COMMON STOCK        ADDITIONAL    DURING THE
                                                          ---------------------    PAID-IN      DEVELOPMENT
                                                            SHARES     AMOUNT      CAPITAL         STAGE         TOTAL
                                                          ----------  ---------  ------------  -------------  ------------
Balance at July 19, 1988 (inception)....................      --      $  --      $    --       $    --        $    --
  Conversion of notes payable to Common Stock at $3.00
    in August 1988 through June 1989....................      75,167        752       224,748       --             225,500
  Sale of Common Stock at $.04 in September 1988 through
    June 1989...........................................     342,853      3,428        10,286       --              13,714
  Net loss..............................................      --         --           --            (188,496)     (188,496)
                                                          ----------  ---------  ------------  -------------  ------------
Balance at June 30, 1989................................     418,020      4,180       235,034       (188,496)       50,718
  Sale of Common Stock at $.04 in July 1989.............       1,900         19            57       --                  76
  Private placement of Common Stock at $3.00 in October
    1989 through January 1990...........................      58,750        587       175,663       --             176,250
  Conversion of notes payable to Common Stock at $3.00
    in July 1989 through April 1990.....................      13,000        130        38,870       --              39,000
  Redemption of Common Stock in August 1989.............      (7,500)       (75)         (225)      --                (300)
  Net loss                                                    --         --           --            (195,716)     (195,716)
                                                          ----------  ---------  ------------  -------------  ------------
Balance at June 30, 1990................................     484,170      4,841       449,399       (384,212)       70,028
  Private placement of Common Stock at $3.00 in July
    1990................................................       1,667         17         4,984       --               5,001
  Net loss..............................................      --         --           --            (134,857)     (134,857)
                                                          ----------  ---------  ------------  -------------  ------------
Balance at June 30, 1991................................     485,837      4,858       454,383       (519,069)      (59,828)
  Net loss..............................................      --         --           --              (3,076)       (3,076)
                                                          ----------  ---------  ------------  -------------  ------------
Balance at June 30, 1992................................     485,837      4,858       454,383       (522,145)      (62,904)
  Net income............................................      --         --           --              45,061        45,061
                                                          ----------  ---------  ------------  -------------  ------------
Balance at June 30, 1993 (carried forward)..............     485,837      4,858       454,383       (477,084)      (17,843)

                            See accompanying notes.

                         HYPERTENSION DIAGNOSTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 STATEMENT OF SHAREHOLDERS' EQUITY (CONTINUED)

                                                                                                  DEFICIT
                                                                                                ACCUMULATED
                                                              COMMON STOCK        ADDITIONAL    DURING THE
                                                          ---------------------    PAID-IN      DEVELOPMENT
                                                            SHARES     AMOUNT      CAPITAL         STAGE         TOTAL
                                                          ----------  ---------  ------------  -------------  ------------
Balance at June 30, 1993 (brought forward)..............     485,837  $   4,858  $    454,383  $    (477,084) $    (17,843)
  Net loss..............................................      --         --           --             (17,743)      (17,743)
                                                          ----------  ---------  ------------  -------------  ------------
Balance at June 30, 1994................................     485,837      4,858       454,383       (494,827)      (35,586)
  Net loss..............................................      --         --           --             (53,202)      (53,202)
                                                          ----------  ---------  ------------  -------------  ------------
Balance at June 30, 1995................................     485,837      4,858       454,383       (548,029)      (88,788)
  Common Stock issued in connection with bridge
    financing at $1.00 in August 1995, net of expenses
    of $6,250...........................................     125,000      1,250       117,500       --             118,750
  Conversion of notes payable to Common Stock at
    $1.00...............................................       2,174         22         2,152       --               2,174
  Private placement of Common Stock at $2.00 (October
    1995 through May 1996), net of expenses of
    $385,313............................................   1,349,000     13,490     2,299,197       --           2,312,687
  Purchase of warrants..................................      --         --                50       --                  50
  Value of stock options granted in lieu of cash
    compensation........................................      --         --           349,974       --             349,974
  Net loss..............................................      --         --           --            (714,085)     (714,085)
                                                          ----------  ---------  ------------  -------------  ------------
Balance at June 30, 1996................................   1,962,011     19,620     3,223,256     (1,262,114)    1,980,762
  Value of stock options granted in lieu of cash
    compensation........................................      --         --           100,364       --             100,364
  Net loss..............................................      --         --           --            (871,972)     (871,972)
                                                          ----------  ---------  ------------  -------------  ------------
Balance at June 30, 1997................................   1,962,011     19,620     3,323,620     (2,134,086)    1,209,154
  Private placement of Common Stock at $3.00 (December
    1997 through March 1998), net of expenses of
    $172,994............................................     500,000      5,000     1,217,898       --           1,222,898
  Purchase of warrants..................................      --         --                50       --                  50
  Value of stock options granted in lieu of cash
    compensation........................................      --         --            87,333       --              87,333
  Net loss..............................................      --         --           --            (833,470)     (833,470)
                                                          ----------  ---------  ------------  -------------  ------------
Balance at March 31, 1998 (unaudited)...................   2,462,011  $  24,620  $  4,628,901  $  (2,967,556) $  1,685,965
                                                          ----------  ---------  ------------  -------------  ------------
                                                          ----------  ---------  ------------  -------------  ------------

                            See accompanying notes.

                         HYPERTENSION DIAGNOSTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                           PERIOD FROM
                                                             JULY 19,
                                                               1988       NINE MONTHS ENDED     PERIOD FROM
                                      YEAR ENDED JUNE 30   (INCEPTION)         MARCH 31        JULY 19, 1988
                                     --------------------  TO JUNE 30,   --------------------  (INCEPTION) TO
                                       1996       1997         1997        1997       1998     MARCH 31, 1998
                                     ---------  ---------  ------------  ---------  ---------  --------------
                                                                             (UNAUDITED)        (UNAUDITED)
OPERATING ACTIVITIES
Net loss...........................  $(714,085) $(871,972)  $(2,134,086) $(718,524) $(833,470)  $ (2,967,556)
Adjustments to reconcile net loss
  to net cash used in operating
  activities:
  Value of stock options granted in
    lieu of cash compensation......    349,974    100,364      450,338      75,273     87,333        537,671
  Depreciation.....................      5,961      7,134       52,199         560      6,723         58,922
  Amortization.....................      2,491      2,491        7,473         623      1,868          9,341
  Write-off of property and
    equipment......................     --         --           42,702      --         --             42,702
  Change in operating assets and
    liabilities:
    Interest receivable............     (6,606)     1,231       (5,375)        918        300         (5,075)
    Prepaid expenses...............     --         --           --          --        (31,287)       (31,287)
    Other assets...................     --         --           --          --        (36,640)       (36,640)
    Accounts payable...............     21,452    (18,989)       4,551     (23,540)    40,179         44,730
    Accrued liabilities............    (66,351)    --              174      --         --                174
                                     ---------  ---------  ------------  ---------  ---------  --------------
Net cash used in operating
  activities.......................   (407,164)  (779,741)  (1,582,024)   (664,690)  (764,994)    (2,347,018)

INVESTING ACTIVITIES
Purchase of property and
  equipment........................     (1,226)    (1,773)     (99,471)     (2,956)   (87,487)      (186,958)
Payment of patent costs............     --         --          (12,455)     --         --            (12,455)
                                     ---------  ---------  ------------  ---------  ---------  --------------
Net cash used in investing
  activities.......................     (1,226)    (1,773)    (111,926)     (2,956)   (87,487)      (199,413)

FINANCING ACTIVITIES
Proceeds from notes payable........     --         --          315,500      --         --            315,500
Payments of notes payable..........    (49,000)    --          (49,000)     --         --            (49,000)
Issuance of common stock...........  2,431,487     --        2,626,528      --      1,222,948      3,849,476
Redemption of common stock.........     --         --             (300)     --         --               (300)
                                     ---------  ---------  ------------  ---------  ---------  --------------
Net cash provided by financing
  activities.......................  2,382,487     --        2,892,728      --      1,222,948      4,115,676
                                     ---------  ---------  ------------  ---------  ---------  --------------

Net increase (decrease) in cash and
  equivalents......................  1,974,097   (781,514)   1,198,778    (667,646)   370,467      1,569,245
Cash and equivalents at beginning
  of period........................      6,195  1,980,292       --       1,980,292  1,198,778        --
                                     ---------  ---------  ------------  ---------  ---------  --------------
Cash and equivalents at end of
  period...........................  $1,980,292 $1,198,778  $1,198,778   $1,312,646 $1,569,245  $  1,569,245
                                     ---------  ---------  ------------  ---------  ---------  --------------
                                     ---------  ---------  ------------  ---------  ---------  --------------

SUPPLEMENTAL SCHEDULE OF NONCASH
  FINANCING ACTIVITIES
Conversion of note payable and
  accrued interest into common
  stock............................  $   2,174  $  --       $  266,674   $  --      $  --       $    266,674
Cash paid for interest.............     12,526     --           12,526      --         --             12,526

                            See accompanying notes.

                         HYPERTENSION DIAGNOSTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Hypertension Diagnostics, Inc. (the "Company") is a development stage company formed on July 19, 1988 to develop, design and market a cardiovascular profiling system.

CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Improvements are capitalized, while repair and maintenance costs are charged to operations when incurred. Depreciation is computed principally using the straight-line method. Estimated useful lives for property and equipment are the term of the lease for leasehold improvements and 3-7 years for furniture and equipment.

PATENTS

    Costs incurred in obtaining patents and trademarks are capitalized as incurred and amortized on a straight-line basis over 60 months. The Company periodically reviews its patents and trademarks for impairment in value. Any adjustment from the analysis is charged to operations.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

    The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

RESEARCH AND DEVELOPMENT COSTS

    All research and development costs are charged to expense as incurred.

INCOME TAXES

    Income taxes are accounted for under the liability method. Deferred income taxes are provided for temporary differences between the financial reporting and tax bases of assets and liabilities.

                         HYPERTENSION DIAGNOSTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 1997

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INTERIM FINANCIAL INFORMATION

    The accompanying financial statements as of March 31, 1998 and for the nine month periods ended March 31, 1997 and 1998 and the period from July 19, 1988 (inception) to March 31, 1998 are unaudited. In the opinion of management of the Company, these financial statements reflect all adjustments, consisting only of normal and recurring adjustments necessary for a fair presentation of the financial statements. The results of operations for the nine month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the full year ending June 30, 1998.

NET LOSS PER SHARE

    In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share," requiring dual presentation of basic and diluted earnings per share. Basic and diluted net loss per share are equal because the effect of outstanding stock options and warrants is antidilutive. Statement No. 128 was adopted by the Company on December 31, 1997. All earnings per share amounts have been presented, and where necessary, restated to conform to Statement 128 requirements.

STOCK-BASED COMPENSATION

    The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 (APB 25) and related interpretations in accounting for its plans. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

2. GOING CONCERN

    As reflected in the accompanying financial statements, the Company has accumulated a deficit during its development stage and to date has not generated positive cash flows from operations. The Company may be unable to maintain solvency unless it continues to obtain outside financing. The Company intends to obtain additional financing through a public offering of Common Stock.

3. INCOME TAXES

    At June 30, 1997, the Company had a net operating loss carryforward for tax purposes of approximately $1,684,000. This carryforward is available to offset future taxable income through 2012.

    Components of deferred tax assets are as follows:

                                                                              JUNE 30
                                                                      ------------------------
                                                                         1996         1997
                                                                      -----------  -----------
Loss carryforwards..................................................  $   365,000  $   674,000
Less valuation allowance............................................     (365,000)    (674,000)
                                                                      -----------  -----------
Net deferred tax assets.............................................  $   --       $   --
                                                                      -----------  -----------
                                                                      -----------  -----------

                         HYPERTENSION DIAGNOSTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 1997

4. STOCK OPTIONS AND WARRANTS

    During 1995, the Company adopted the Hypertension Diagnostics, Inc. 1995 Long-Term Incentive and Stock Option Plan ("the Plan") that includes both incentive stock options and non-qualified stock options to be granted to employees, directors, officers, consultants and advisors of the Company. The maximum number of shares reserved under the Plan is 400,000 shares. The Board of Directors establishes the terms and conditions of all stock option grants, subject to the Plan and applicable provisions of the Internal Revenue Code. Incentive stock options must be granted at an exercise price not less than the fair market value of the Common Stock on the grant date. The options granted to participants owning more than 10% of the Company's outstanding voting stock must be granted at an exercise price not less than 110% of fair market value of the Common Stock on the grant date. The options expire on the date determined by the Board of Directors but may not extend more than ten years from the grant date while incentive stock options granted to participants owning more than 10% of the Company's outstanding voting stock expire five years from the grant date.

    A summary of outstanding options is as follows:

                                                                           SHARES                  WEIGHTED AVERAGE
                                                                          AVAILABLE     OPTIONS     EXERCISE PRICE
                                                                          FOR GRANT   OUTSTANDING      PER SHARE
                                                                         -----------  -----------  -----------------
Balance at June 30, 1995...............................................      --           --           $  --
  Shares reserved......................................................     400,000       --              --
  Granted..............................................................     (15,000)      15,000            2.00
                                                                         -----------  -----------
Balance at June 30, 1996...............................................     385,000       15,000            2.00
  Granted..............................................................     (11,900)      11,900            2.00
                                                                         -----------  -----------
Balance at June 30, 1997...............................................     373,100       26,900       $    2.00
                                                                         -----------  -----------
                                                                         -----------  -----------

    At June 30, 1997, there were 26,900 options outstanding with an exercise price of $2.00 that had been granted under the Plan. The outstanding options had a weighted average remaining contractual life of nine years. The number of options exercisable as of June 30, 1996 and 1997 were 3,750 and 23,900, respectively, at a weighted average exercise price of $2.00. The weighted average fair value of options granted under the Plan during each of the years ended June 30, 1996 and 1997 was $.52 per share.

    At June 30, 1997, the Company has also granted a total of 1,157,499 options outside the Plan to officers, directors and consultants. These options all have exercise prices between $1.70 and $2.00 and a weighted average remaining contractual life of eight years. The number of non-Plan options exercisable at June 30, 1996 and 1997 were 679,023 and 895,761, respectively, at a weighted average exercise price of $1.71. The weighted average fair value of non-Plan options granted during the years ended June 30, 1996 and 1997 was $.44 and $.52 per share, respectively.

    For the years ended June 30, 1996 and 1997, the Company recognized $349,974 and $100,364, respectively, of expense related to the granting of options for consulting services provided by the Company.

    Pro forma information regarding net loss is required by Statement No. 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using the minimum value option pricing

                         HYPERTENSION DIAGNOSTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 1997

4. STOCK OPTIONS AND WARRANTS (CONTINUED) model with the following weighted average assumptions for 1996 and 1997: risk-free interest rate of 6% and a weighted average expected life of the option of 5 years.

    The minimum value option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions.

    The effect of applying Statement No. 123's fair value method of the Company's stock-based awards results in a net loss that is not materially different than the amounts reported for the years ended June 30, 1996 and 1997, respectively.

    During the initial phase-in period, the effects of applying Statement No. 123 for recognizing compensation cost may not be representative of the effects on reported net income or loss for future years because the options vest over several years and additional awards will be made in the future.

WARRANTS

    In connection with private equity offerings, the Company has issued warrants to purchase shares of Common Stock as follows:

 WARRANT    EXERCISE     EXPIRATION
 SHARES       PRICE         DATE
---------  -----------  -------------
  132,900   $    2.00          2001
   50,000   $    3.00          2003
---------
  182,900
---------
---------

5. LICENSE AGREEMENT

    In September 1988, the Company entered into a license agreement with the Regents of the University of Minnesota ("the Regents"), whereby the Company was granted a license to utilize certain technology developed by the Regents. Under the license agreement, the Company is required to pay royalties on net product sales containing the technology licensed from the Regents. In the first two years after execution of the agreement, royalties were 1% of net sales, and for the third and fourth years were 1.5% of net sales. Beginning in the fifth year, and continuing through the termination of the agreement, royalties were 2% of net sales, and 3% if the Regents obtain a United States patent on any of the technology covered under the agreement (which, in fact, occurred). Termination occurs with the expiration of the last patent, or ten years after the date of the first commercial product sale, if no patent exists.

6. COMMITMENTS

    Subsequent to June 30, 1997, the Company entered into a non-cancelable operating lease agreement for office/warehouse space. The term of the lease is from November 1997 to October 2000. Prior to entering into this lease agreement, the Company had utilized office space of its founders and officers for which it paid no rent.

                         HYPERTENSION DIAGNOSTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 1997

6. COMMITMENTS (CONTINUED)
    The following is a schedule of future minimum lease payments due as of November 1997:

Year ending June 30:
  1998............................................  $  51,321
  1999............................................     76,981
  2000............................................     76,981
  2001............................................     25,660
                                                    ---------
                                                    $ 230,943
                                                    ---------
                                                    ---------

7. EMPLOYMENT AGREEMENTS AND CONSULTING AGREEMENTS

    The Company has entered into employment agreements or consulting agreements with its officers and some members of the Board of Directors. The officer's employment agreements call for minimum salary levels subject to adjustment by the Company's Board of Directors in addition to awards of stock options. The employment agreements terminate at various times through 1999. The consulting agreements provide for the consultants to receive compensation, in the form of cash or stock options, for the services provided.


8. SUBSEQUENT EVENT (UNAUDITED)


    From December 1997 to March 1998, the Company sold 500,000 shares of Common Stock resulting in net proceeds to the Company of $1,222,898.

[HYPERTENSION DIAGNOSTICS-TM- INC. LOGO]

[PICTURE DISPLAYING THE                   THE PORTABILITY OF THE
HDI/PULSEWAVE-TM- CARDIOVASCULAR          HDI/PULSEWAVE-TM- MODEL DO-2020 AND
PROFILING INSTRUMENT AND ITS VARIOUS      ITS COMPONENTS MAKE IT CONVENIENT TO
COMPONENTS]                               USE THROUGHOUT A CLINIC OR PHYSICIAN'S
                                          OFFICE.

WITH THE MODEL DO-2020 CARDIOVASCULAR     [PICTURE OF SAMPLE CARDIOVASCULAR
PROFILE REPORT, PHYSICIANS WILL BE ABLE   PROFILE REPORTS LYING ON A WOODEN
TO NON-INVASIVELY SCREEN, DIAGNOSE AND    SURFACE SURROUNDED BY A STETHOSCOPE, A
MONITOR THE TREATMENT OF PATIENTS FOR     BALL-POINT PEN AND MEDICAL JOURNALS]
CARDIOVASCULAR DISEASE.

The HDI/PulseWave-TM- Model DO-2020 has not received clearance for marketing by the FDA and there can be no assurance it will receive such clearance.

The HDI/PULSEWAVE-TM- Model DO-2020 CardioVascular Profiling Instrument non-invasively measures the elasticity of both small and large arteries providing a real-time assessment of a patient's vascular health.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    7
Use of Proceeds...........................................................   16
Dilution..................................................................   17
Dividend Policy...........................................................   17
Capitalization............................................................   18
Selected Financial Data...................................................   19
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   20
Business..................................................................   24
Management................................................................   42
Certain Transactions......................................................   48
Principal Shareholders....................................................   49
Description of Securities.................................................   50
Shares Available for Future Sale..........................................   52
Underwriting..............................................................   53
Legal Matters.............................................................   55
Experts...................................................................   55
Additional Information....................................................   55
Financial Statements......................................................  F-1

UNTIL         , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                2,500,000 UNITS

                    [HYPERTENSION DIAGNOSTICS-TM- INC. LOGO]

  EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE REDEEMABLE CLASS A
                                    WARRANT

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                            [RJ STEICHEN & CO LOGO]

                                         , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS:

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company is governed by the Minnesota Business Corporation Act, Chapter 302A. Minnesota Statues Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceedings by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses and respect to the same acts or omissions; acted in good faith; received no improper personal benefit and
Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

    The Company has adopted, in its Articles of Incorporation, a provision which limits personal liability for breach of the fiduciary duty of its directors, to the extent provided by Section 302A of the Minnesota Business Corporation Act. Such provision eliminates the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added.

    The Underwriting Agreement contains provisions under which the Company on the one hand, and the Underwriter, on the other hand, have agreed to indemnify each other (including officers and directors of the Company and the Underwriter and any person who may be deemed to control the Company or the Underwriter) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and fees, are set forth in the following table:

SEC registration fee..............................................  $   8,165
NASD filing fee...................................................      3,270
Nasdaq SmallCap Market listing fee................................     10,000
Accounting fees and expenses......................................     35,000
Legal fees and expenses...........................................     85,000
Printing expenses.................................................     45,000
Blue Sky fees and expenses........................................     10,000
Transfer agent fees and expenses..................................      5,000
Miscellaneous.....................................................     23,565
                                                                    ---------
    Total.........................................................  $ 225,000
                                                                    ---------
                                                                    ---------

    Except for the SEC registration fee and the NASD fee, which are rounded, all of the foregoing expenses have been estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    1. In December 1995, the Company issued, in connection with the conversion of notes payable in Shares, to Jay N. Cohn, M.D., an aggregate of 2,174 Shares at $1.00 per Share. These securities were issued in reliance upon the exemption set forth in Section 4(2) of the Securities Act. Dr. Cohn is a founder and a director of the Company.

    2. In August 1995, the Company sold an aggregate of 125,000 Shares to four accredited investors at a price of $1.00 per Share. The net proceeds to the Company were approximately $118,750. These securities were issued in reliance upon the exemption set forth in Section 4(2) and Rule 506 of Regulation D of the Securities Act. The placement was made without any public advertisement or solicitation. Each purchaser executed a subscription agreement representing that such purchaser either alone or through a representative had knowledge and experience sufficient to evaluate the merits and risks of the investment. Each purchaser was given full access to financial and other information regarding the Company.

    3. From October 1995 through May 1996, the Company sold an aggregate of 1,349,000 Shares to 86 accredited investors in a private placement transaction at a price of $2.00 per Share. The net proceeds to the Company were approximately $2,312,687. These securities were issued in reliance upon the exemption set forth in Section 4(2) and Rule 506 of Regulation D of the Securities Act. The placement was made without any public advertisement or solicitation. Each purchaser executed a subscription agreement representing that such purchaser either alone or through a representative had knowledge and experience sufficient to evaluate the merits and risks of the investment. Each purchaser was given full access to financial and other information regarding the Company.


    4. From December 1997 to March 1998, the Company sold an aggregate of 500,000 Shares to 51 accredited investors in a private placement at a price of $3.00 per Share. The net proceeds to the Company were approximately $1,223,000. The Underwriter acted as the selling agent for the private placement and received a commission and expense allowance in an approximate amount of $195,000 and warrants to purchase 50,000 Shares at $4.95 per Share. These securities were issued in reliance upon the exemption set forth in Section 4(2) and Rule 506 of Regulation D of the Securities Act. The placement was made without any public advertisement or solicitation. Each purchaser executed a subscription agreement representing that such purchaser either alone or through a representative had knowledge and experience sufficient to evaluate the merits and risks of the investment. Each purchaser was given full access to financial and other information regarding the Company.


    5. On May 8, 1998, one optionholder exercised 24,018 options at $1.70 per Share. On May 11, 1998, two optionholders exercised an aggregate of 19,706 options at $1.70 per Share. On May 11, 1998, one optionholder exercised 6,000 options at $2.00 per Share. On May 13, 1998, one optionholder exercised 6,000 options at $1.70 per Share. These securities were issued in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS.


EXHIBIT NO.  EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement (with form of Underwriter's Warrant attached)

      *1.2   Form of Selected Dealer Agreement

      *1.3   Form of Lock-up Agreement

      *3.1   Articles of Incorporation

      *3.2   Bylaws

      *3.3   Articles of Amendment to Articles of Incorporation, dated June 2, 1998.

EXHIBIT NO.  EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
      *4.1   Specimen of Common Stock Certificate

      *4.2   Form of Warrant Agreement

      *4.3   Specimen of Warrant Certificate

      *4.4   Specimen of Unit Certificate

      *5.1   Opinion of Doherty, Rumble & Butler Professional Association

     *10.1   Company's 1995 Long-Term Incentive and Stock Option Plan

     *10.2   Company's Proposed 1998 Stock Option Plan

     *10.3   Company's Proposed Form of Stock Option Agreement for 1998 Stock Option Plan

     *10.4   Research and License Agreement between the Company and the Regents of the University of Minnesota,
              dated September 23, 1988

     *10.5   Employment Agreement between Charles F. Chesney, D.V.M., Ph.D., R.A.C. and the Company, dated October
              30, 1995

     *10.6   Employment Agreement between James S. Murphy and the Company, dated July 1, 1997

     *10.7   Employment Agreement between Greg H. Guettler and the Company, dated September 8, 1997

     *10.8   Consulting Agreement between Jay N. Cohn, M.D. and the Company, dated October 30, 1995

     *10.9   Consulting Agreement between Stanley M. Finkelstein, Ph.D. and the Company, dated October 30, 1995

    *10.10   Consulting Agreement between Melville R. Bois and the Company, dated January 1, 1996

    *10.11   Office Lease Agreement, dated as of October 24, 1997

    *10.12   Manufacturing Services Agreement between Altron, Inc. and the Company, dated July 15, 1997.

    *10.13   Manufacturing Services Agreement between Apollo Research Corporation and the Company, dated May 14,
              1998.

      23.1   Consent of Ernst & Young LLP

     *23.2   Consent of Doherty, Rumble & Butler Professional Association (included in Exhibit 5.1.)

     *24.1   Power of Attorney (included in the signature page to the Registration Statement, p. II-5)


------------------------

*   Previously filed

ITEM 28. UNDERTAKINGS.

    The undersigned small business issuer hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

        (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

       (iii) include any additional or changed material information on the plan of distribution;

    (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

    (4) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (6) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

    (7) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the small business issuer certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Eagan, State of Minnesota on July 20, 1998.


                                HYPERTENSION DIAGNOSTICS, INC.

                                By           /s/ GREG H. GUETTLER
                                      -----------------------------------
                                               Greg H. Guettler
                                                   PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Greg H. Guettler, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such persons' name, place and stead, in any and all capacities, to sign the Registration Statement on Form SB-2 of Hypertension Diagnostics, Inc. and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement was signed by the following persons in the capacities stated below on July 20, 1998.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------
                 /s/ MELVILLE R. BOIS*
      --------------------------------------------        Chairman of the Board of Directors
                    Melville R. Bois

                  /s/ GREG H. GUETTLER
      --------------------------------------------        President and Director (Principal Executive Officer)
                    Greg H. Guettler

                /s/ CHARLES F. CHESNEY*                   Executive Vice President, Chief Technology Officer and
      --------------------------------------------          Director
                   Charles F. Chesney

                  /s/ JAMES S. MURPHY*                    Vice President of Finance and Chief Financial Officer
      --------------------------------------------          (Principal Financial and Accounting Officer)
                    James S. Murphy

                 /s/ JAY N. COHN, M.D.*
      --------------------------------------------        Director
                   Jay N. Cohn, M.D.

                /s/ KENNETH W. BRIMMER*
      --------------------------------------------        Director
                   Kenneth W. Brimmer

* by Greg H. Guettler
 as attorney-in-fact